Exhibit 99.1
EXECUTION COPY
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
DATED AS OF APRIL 29, 2010
AMONG
AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, AS SELLER,
AMERISOURCEBERGEN DRUG CORPORATION, AS INITIAL SERVICER,
THE VARIOUS PURCHASERS GROUPS FROM TIME TO TIME PARTY HERETO
AND
BANK OF AMERICA, NATIONAL ASSOCIATION, AS ADMINISTRATOR

i

Exhibits and Schedules

Exhibit I	Definitions

Exhibit II	Form of Purchase Notice

Exhibit III	Places of Business of the Seller Parties; Locations of Records

Exhibit IV	Form of Compliance Certificate

Exhibit V	Form of Collection Account Agreement

Exhibit VI	Form of Settlement Report

Exhibit VII	Form of Assumption Agreement

Exhibit VIII	Form of Transfer Supplement

Exhibit IX	Form of Performance Undertaking

Exhibit X	List of Responsible Officers

Exhibit XI	Form of Interim Settlement Report

Exhibit XII	Form of Reduction Notice

Exhibit XIII	Form of Legend

Exhibit XIV	Form of Purchase Limit Increase Request

Exhibit XV	Form of Purchase Limit Decrease Request

Exhibit XVI	Form of Accordion Confirmation

Schedule A	Closing Documents

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 29, 2010 is entered into by and among:
(a) Amerisource Receivables Financial Corporation, a Delaware corporation (“Seller”),
(b) AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each, a “Seller Party”),
(c) the various Purchaser Groups from time to time party hereto, and
(d) Bank of America, National Association, as administrator for each Purchaser Group (together with its successors and assigns in such capacity, the “Administrator”).
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
1. Seller desires to transfer and assign Receivable Interests from time to time.
2. The Purchasers desire to purchase Receivable Interests from Seller from time to time.
3. Bank of America, National Association has been requested and is willing to act as Administrator on behalf of the Purchasers and their assigns in accordance with the terms hereof.
4. The Seller, the Servicer, the Purchaser Agents and Purchasers party hereto and the Administrator have previously entered into that certain Receivables Purchase Agreement, dated as of July 10, 2003 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Original Agreement”).
5. The parties hereto desire to amend and restate the Original Agreement on the terms and conditions set forth herein.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
PURCHASE ARRANGEMENTS
Section 1.1 Purchase Facility.
(a) Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article VI), from time to time prior to the applicable Facility Termination Date, Seller may request that the Uncommitted Purchasers, or, if an Uncommitted Purchaser (in

its sole discretion) denies such request or is unable to fund (in which case it shall provide notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), request that the Related Committed Purchasers, purchase from Seller undivided ownership interests in the Receivables and the associated Related Security and Collections (which interest shall be held by the Administrator on behalf of the applicable Purchasers). Each Uncommitted Purchaser may (in its sole discretion), and each Related Committed Purchaser severally hereby agrees to, make Incremental Purchases, on the terms and subject to the conditions hereof before the applicable Facility Termination Date, ratably based on the applicable Purchaser Group’s Ratable Share of each Incremental Purchase requested pursuant to Section 1.2 (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase); provided that no Purchase shall be made by any Purchaser if, after giving effect thereto, either (i) if such Purchaser is a Related Committed Purchaser, such Purchaser’s aggregate Invested Amount would exceed its Available Commitment, (ii) the Group Invested Amount would exceed the Group Commitment for such Purchaser’s Purchaser Group, or (iii) the aggregate of the Receivable Interests would exceed 100%. It is the intent of the Conduit Purchasers to fund any Purchases hereunder through the issuance of Commercial Paper. If for any reason any Conduit Purchaser is unable, or determines that it is undesirable, to issue Commercial Paper to fund or maintain its investment in the Receivable Interests, or is unable for any reason to repay such Commercial Paper upon the maturity thereof, such Conduit Purchaser may avail itself of a Liquidity Funding to the extent available. If any Purchaser funds or refinances its investment in a Receivable Interest through any means other than the issuance of Commercial Paper, in lieu of paying CP Costs on the Invested Amount pursuant to Article III hereof, Seller will pay Yield thereon at the applicable Yield Rate in accordance with Article IV hereof. Nothing herein shall be deemed to constitute a commitment of any Conduit Purchaser to issue Commercial Paper.
(b) Seller may, once monthly, during each of the first and fourth calendar quarters of each year (the “Accordion Period”):
(X) upon at least 10 Business Days’ prior written notice in substantially the form of Exhibit XIV hereto (a “Purchase Limit Increase Request”) to the Administrator and each Purchaser Agent, request that each Purchaser Group increase its respective existing Group Commitment; provided that:
(i) such requested increase shall be in an amount not less than $50,000,000 in the aggregate and the Purchase Limit after giving effect to such increases shall not exceed the sum of (A) the Non-Accordion Purchase Limit and (B) $250,000,000 without the prior written consent of all Purchaser Agents,
(ii) each Purchaser Agent (on behalf of the related Purchaser Group) shall, in its sole discretion, make a determination whether or not to grant any request to increase its Purchaser Group’s Group Commitment under this clause (b) and shall notify the Seller and the Administrator in writing of such determination within ten (10) Business Days of receipt of a Purchase Limit Increase Request; provided that if any Purchaser Agent fails to so notify the Seller or the Administrator, the applicable Purchasers shall be deemed to have refused to consent to such Purchase Limit Increase Request,
(iii) the Seller’s request for the increases in the respective Group Commitments of the Purchaser Groups shall be ratable with respect to each such Purchaser Group (according to the then existing Group Commitments of all such Purchaser Groups), and if Purchaser Groups holding less than 100% of the aggregate Group Commitments of all Purchaser Groups consent to such increase in their respective Group Commitment, the Seller may request increases in the Group Commitments of the Purchaser Groups who have consented (any such Purchaser Group, an “Increasing Purchaser Group”) (by written notice to the Purchaser Agents for the Increasing Purchaser Groups), on a ratable basis (based on the then existing Group Commitments of all such Increasing Purchaser Groups), unless otherwise consented to in writing by all the Purchaser Agents for such Increasing Purchaser Groups and at the sole discretion of the Purchaser Agents for each such Increasing Purchaser Group,
(iv) notwithstanding anything herein to the contrary, (A) to the extent the Aggregate Invested Amount is at any time equal to or less than the Non-Accordion Purchase Limit, all Incremental Purchases shall be made during such time ratably according to each Purchaser’s Ratable Share of the Non-Accordion Purchase Limit prior to giving effect to any increases under this clause (b) and (B) so long as the Aggregate Invested Amount is greater than the Non-Accordion Purchase Limit, all Incremental Purchases with respect to the Accordion Purchase Limit shall be made ratably according to each Purchaser’s Accordion Ratable Share of the Accordion Purchase Limit,
(v) on the first day of the second calendar quarter of each year, (A) the Purchase Limit, if greater than the Non-Accordion Purchase Limit on the last day of the immediately preceding calendar quarter, shall automatically be reduced to the Non-Accordion Purchase Limit and each Purchaser Group’s Group Commitment will revert to the amount shown on its signature page herein and (B) if the aggregate Accordion Invested Amount is greater than zero after giving effect to such automatic reduction pursuant to this sub-clause (v), the Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers in the Increasing Purchaser Groups immediately an amount to be applied to reduce such Purchaser’s Accordion Invested Amount (ratably, according to each Purchaser’s Accordion Invested Amount), such that after giving effect to such payment, the aggregate Accordion Invested Amount is equal to zero, and
(vi) the Seller shall (and shall cause the Servicer to) deliver all documents, instruments, reports, opinions and agreements as the Administrator and any Purchaser Agent may reasonably request in connection with making a determination as to whether or not to grant any request under this clause (b), including, on or prior to the effectiveness of any increase pursuant to this clause (b), a confirmation regarding such increase for each Increasing Purchaser Group, substantially in the form of Exhibit XVI hereto (an “Accordion Confirmation”) and executed by the Seller, the Servicer, the Administrator and the Purchaser Agent for each such Increasing Purchaser Group, an executed copy of which shall be circulated to each Purchaser Agent by the Administrator, or
(Y) upon at least 10 Business Days’ prior written notice in substantially the form of Exhibit XV hereto (a “Purchase Limit Decrease Notice”) to the Administrator and each Purchaser Agent, the Seller may request a reduction in the Purchase Limit to an amount no less than the Non-Accordion Purchase Limit (ratably, based on such Purchaser Group’s Accordion Invested Amount after giving effect to any increases under this clause (b)) and such decrease shall be in an amount not less than $50,000,000 in the aggregate, and, if the Aggregate Invested Amount would exceed the Purchase Limit after giving effect to such optional reduction pursuant to this clause (b), the Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers immediately upon such optional reduction an amount to be applied to reduce the Aggregate Invested Amount (ratably, according to each Purchaser’s aggregate Accordion Invested Amount), such that after giving effect to such payment, the Aggregate Invested Amount is equal to the Purchase Limit.
(c) Seller may, upon at least 15 days’ notice to the Administrator (which shall promptly forward a copy to each Purchaser Agent), terminate the purchase facility in whole or reduce, in whole or in part, the unused portion of the Purchase Limit (but not below the amount which would cause the Group Invested Amount of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction) and, unless terminated in whole, not below $100,000,000); provided that each partial reduction of the Purchase Limit shall be in an amount equal to $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof). Such reduction shall, unless otherwise agreed to in writing by the Seller, the Administrator and each Purchaser Agent be applied ratably to reduce the Group Commitment of each Purchaser Group; provided that if the Seller requests such reduction or termination during an Accordion Period and the Purchase Limit is then greater than the Non-Accordion Purchase Limit, the Purchase Limit shall first be reduced to equal the Non-Accordion Purchase Limit in accordance with Section 1.1(b) prior to effecting any reduction or termination under this clause (c).
(d) If any Purchaser is a Defaulting Purchaser, then the Seller may, at its sole expense and effort, upon not less than five Business Days’ prior notice to such Defaulting Purchaser, the related Defaulting Purchaser Group, the Administrator and each Purchaser Agent, (i) join a new Purchaser Group to the Agreement and require the Defaulting Purchaser Group to assign and delegate, without recourse, all of their respective interests, rights and obligations under this Agreement and the related Transaction Documents to such new Purchaser Group (and in accordance with and subject to the terms and provisions set forth in this Agreement, including, without limitation Article XII hereof); provided, that, in connection with such assignment, such Defaulting Purchaser Group shall have received an amount equal to the outstanding principal of its Invested Amount, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignees (to the extent of such outstanding principal and accrued interest and fees) or the Seller (in the case of all other amounts) (the “Defaulting Purchaser Group Payoff Amount”) or (ii) declare the Facility Termination Date for such Defaulting Purchaser Group to have occurred, whereupon each Purchaser in such Defaulting Purchaser Group shall be an Exiting Purchaser for all purposes hereunder. Upon the effectiveness of any such assignment contemplated in clause (i) above, the members of the Defaulting Purchaser Group shall cease to be parties to this Agreement and shall have no further rights, obligations or interest under the Transaction Documents (other than any rights, obligations or interests that by their terms expressly survive any termination thereof). The Defaulting Purchaser Group’s receipt of payment in full of the Defaulting Purchaser Group Payoff Amount in connection with any such assignment contemplated in clause (i) above will constitute payment in full and satisfaction in full of all of the Seller’s obligations to the Defaulting Purchaser Group under the Transaction Documents (other than with respect to the indemnification and other liabilities and obligations which by their terms expressly survive any termination thereof).
(e) If, prior to the date of any assignment contemplated by clause (d)(i) above or declared Facility Termination Date contemplated by clause (d)(ii) above, a Defaulting Purchaser (i) makes the Incremental Purchase the prior failure of which to make caused such Purchaser to become a Defaulting Purchaser or (ii) the Administrator, each Purchaser Agent and the Seller agree in writing in their discretion that such Purchaser should no longer be deemed a Defaulting Purchaser, the Administrator will, in either case, so notify the parties hereto, and, upon the date of such Incremental Purchase or the effective date specified in such notice and subject to any conditions set forth therein, such Defaulting Purchaser shall cease to be a Defaulting Purchaser and its related Defaulting Purchaser Group shall cease to be a Defaulting Purchaser Group.
Section 1.2 Incremental Purchases. Seller shall provide the Administrator and each Purchaser Agent with at least one (1) Business Day’s prior written notice in a form set forth as Exhibit II hereto of each Incremental Purchase (each, a “Purchase Notice”) by 12:00 noon (New York time) on the Business Day prior to the Purchase Date. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $500,000, or a larger integral multiple of $100,000, with respect to each Purchaser Group) and the Purchase Date. Following receipt of a Purchase Notice, the applicable Purchaser Agent will determine whether the related Uncommitted Purchaser will fund the requested Incremental Purchase. If such Uncommitted Purchaser (in its sole discretion) elects not to fund an Incremental Purchase, the Incremental Purchase shall be funded ratably by its Related Committed Purchasers (in accordance with such Related Committed Purchasers’ Available Commitments). On each Purchase Date, upon satisfaction of the applicable conditions precedent set forth in Article VI, each applicable Purchaser shall deposit to the Facility Account, in immediately available funds, no later than 2:00 p.m. (New York time), an amount equal to such Purchaser’s portion (based on each Purchaser Group’s Ratable Share and, if applicable, such Purchaser’s Available Commitment) of the requested Purchase Price.
Section 1.3 Decreases. Seller shall provide the Administrator and each Purchaser Agent with prior written irrevocable notice in the form set forth as Exhibit XII hereto (a “Reduction Notice”) of any proposed reduction of Aggregate Invested Amount at least one Business Day prior to any such proposed reduction. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Invested Amount shall occur, and (ii) the amount of Aggregate Invested Amount to be reduced (the

“Aggregate Reduction”) which shall be applied to all Receivable Interests (ratably, according to each Purchaser’s aggregate Invested Amount).
Section 1.4 Deemed Collections; Purchase Limit.
(a) If on any day:
(i) the Outstanding Balance of any Receivable is reduced or cancelled as a result of any credit issued for returned or repossessed goods, any shortages, any pricing adjustment, any volume rebate or any other allowance, adjustment or deduction by Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or
(ii) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff or disputed item in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or
(iii) the Outstanding Balance of any Receivable is reduced on account of the obligation of Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or
(iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Settlement Report (for any reason other than receipt of Collections or such Receivable becoming a Defaulted Receivable), or
(v) any of the representations or warranties of Seller with respect to any Receivable set forth in Article V were not true when made, then, on such day, Seller shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i) through (iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, not later than one (1) Business Day thereafter shall pay to the Collection Account the amount of any such Collection deemed to have been received in the same manner as actual cash collections are distributed under the terms of this Agreement.
(b) Seller shall ensure that the Aggregate Invested Amount at no time exceeds the Purchase Limit. If at any time the Aggregate Invested Amount exceeds the Purchase Limit, Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers immediately an amount to be applied to reduce the Aggregate Invested Amount (ratably, according to each Purchaser’s aggregate Invested Amount), such that after giving effect to such payment the Aggregate Invested Amount is less than or equal to the Purchase Limit.
(c) Seller shall also ensure that the aggregate of the Receivable Interests shall at no time exceed 100%. If the aggregate of the Receivable Interests exceeds 100%, Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers on or before the next Business Day an amount to be applied to reduce the Aggregate Invested Amount (ratably, according to each Purchaser’s aggregate Invested Amount), such that after giving effect to such payment the aggregate of the Receivable Interests equals or is less than 100%.
Section 1.5 Payment Requirements and Computations. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York time) on the day when due in immediately available funds, and if not received before 2:00 p.m. (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to or for the account of any Purchaser, such amounts shall be paid to the account from time to time specified by the related Purchaser Agent to the Seller and the Servicer. All computations of CP Costs, Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day. Notwithstanding anything herein or in any Fee Letter to the contrary, “Unused Fees” shall not accrue with respect to any Defaulting Purchaser on any day such Purchaser is a Defaulting Purchaser pursuant to clause (i) of the definition thereof (without prejudice to the rights of any Purchasers other than such Defaulting Purchaser in respect of such “Unused Fees”); for the avoidance of doubt, (a) “Unused Fees” shall accrue with respect to any Defaulting Purchaser that is a Defaulting Purchaser solely pursuant to clause (ii) of the definition thereof, and (b) any “Unused Fees” that have accrued under any Fee Letter with respect to a Defaulting Purchaser prior to the date such Purchaser became a Defaulting Purchaser pursuant to clause (i) of the definition thereof shall be payable as and when required in accordance with the terms thereof.
Section 1.6 [Reserved].
Section 1.7 Sharing of Payments, etc. If any Uncommitted Purchaser or any Related Committed Purchaser (for purpose of this Section 1.7 only, a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Receivable Interest owned by it in excess of its ratable share thereof, such Recipient shall forthwith purchase from the Uncommitted Purchasers and/or the Related Committed Purchasers entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.
ARTICLE II.
PAYMENTS AND COLLECTIONS
Section 2.1 Payments of Recourse Obligations. Seller hereby promises to pay the following (collectively, the “Recourse Obligations”):

(a) all amounts due and owing under Section 1.3 or 1.4 on the dates specified therein;
(b) the fees set forth in the Fee Letters on the dates specified therein;
(c) all accrued and unpaid Yield on the Receivable Interests accruing Yield at the Yield Rate on each Settlement Date applicable thereto;
(d) [Reserved];
(e) all accrued and unpaid CP Costs on the Receivable Interests funded with Commercial Paper on each Settlement Date; and
(f) all Broken Funding Costs and Indemnified Amounts upon demand.
Section 2.2 Collections Prior to the Final Facility Termination Date; Repayment of Certain Demand Advances.
(a) Prior to the Final Facility Termination Date, any Deemed Collections received by the Servicer and the Purchasers’ Portion of any Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Final Facility Termination Date, Seller hereby requests and each Purchaser (other than any Exiting Purchasers) hereby agrees to make, simultaneously with such receipt, a reinvestment (each, a “Reinvestment”) with the Purchasers’ Portion of the balance of each and every Collection received by the Servicer such that after giving effect to such Reinvestment, the Invested Amount of the Receivable Interests of each Purchaser (other than an Exiting Purchaser) immediately after such receipt and corresponding Reinvestment shall be equal to the amount of such Invested Amounts immediately prior to such receipt.
(b) On each Settlement Date prior to the Final Facility Termination Date, the Servicer shall remit to each Purchaser Agent for the benefit of its Purchaser Group (or, if applicable, to the Administrator for its own benefit) the amounts set aside during the preceding Calculation Period that have not been subject to a Reinvestment and (after deduction of its Servicing Fee) apply such amounts (if not previously paid in accordance with Section 2.1) to the Aggregate Unpaids in the order specified:
first, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs (if any) that are then due and owing, second, ratably to the payment of all accrued and unpaid fees under the Fee Letters (if any) that are then due and owing, third, to the ratable reduction of the aggregate Invested Amount of each Exiting Purchaser, fourth, if required under Section 1.1( b)(v)(B), 1.3 or 1.4, first, to the reduction of the aggregate Accordion Invested Amount (ratably according to each Purchaser’s

Accordion Invested Amount until such amount is reduced to zero) and second, to the ratable reduction of the Aggregate Invested Amount (in each case, after giving effect to the amounts, if any, distributed pursuant to clause third above), fifth, for the ratable payment of all other unpaid Recourse Obligations, if any, that are then due and owing, and sixth, the balance, if any, to Seller or otherwise in accordance with Seller’s instructions.
(c) If the Collections are insufficient to pay the Servicing Fee and the amounts specified in clauses first through fifth above on any Settlement Date, Seller shall make demand upon ABDC for repayment of any outstanding Demand Advances in an aggregate amount equal to the lesser of (i) the amount of such shortfall in Collections, and (ii) the aggregate outstanding principal balance of the Demand Advances, together with all accrued and unpaid interest thereon, and ABDC hereby agrees to pay such amount to the Collection Account for distribution on such Settlement Date in accordance with the priorities above.
Section 2.3 Repayment of Demand Advances on the Final Facility Termination Date; Collections
(a) On the Final Facility Termination Date, ABDC hereby agrees to repay the aggregate outstanding principal balance of all Demand Advances, together with all accrued and unpaid interest thereon, to the Collection Account, without demand or notice of any kind, all of which are hereby expressly waived by ABDC.
(b) On the Final Facility Termination Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on each such day. On and after the Final Facility Termination Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Administrator (after deduction of any accrued and unpaid Servicing Fee as of such date): (i) remit to each Purchaser Agent for the benefit of its Purchaser Group (or, if applicable, to the Administrator for its own benefit) the amounts set aside pursuant to the preceding two sentences, and (ii) apply such amounts to reduce the Aggregate Unpaids as follows:
first, to the reimbursement of the Administrator’s and each Purchaser Agent’s costs of collection and enforcement of this Agreement, second, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs, third, ratably to the payment of all accrued and unpaid fees under the Fee Letters, fourth, to the ratable reduction of Aggregate Invested Amount, fifth, for the ratable payment of all other Aggregate Unpaids, and sixth, after the Final Payout Date, to Seller.

Section 2.4 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Purchaser Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus interest thereon at the Default Rate from the date of any such rescission, return or refunding.
Section 2.5 Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing the Administrator and each Purchaser Agent with at least two (2) Business Days prior notice), at any time following the reduction of the Aggregate Invested Amount to a level that is less than 10.0% of the original Purchase Limit, to repurchase all, but not less than all, of the then outstanding Receivable Interests plus any Broken Funding Costs. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds in accordance with Section 2.3(b). Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Purchaser Agent or the Administrator.
ARTICLE III.
COMMERCIAL PAPER FUNDING
Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Invested Amount of all Receivable Interests funded through the issuance of Commercial Paper.
Section 3.2 Calculation of CP Costs. On each Business Day, each Purchaser (or the applicable Purchaser Agent on its behalf) shall calculate the aggregate amount of CP Costs applicable to its Receivable Interests accrued through the end of the preceding Business Day and shall notify Seller of such aggregate amount; provided, however, if any Conduit Purchaser is unable or unwilling to make such daily calculation, such Conduit Purchaser (or the applicable Purchaser Agent on its behalf) shall only be required to notify the Seller on the first Business Day of each calendar week with respect to the applicable CP Costs for each Business day in the preceding week.
Section 3.3 CP Costs Payments. On each Settlement Date, Seller shall pay to the applicable Purchaser Agent (for the benefit of the related Conduit Purchaser) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the portion of the Invested Amounts of all Receivable Interests funded by such Conduit Purchaser with Commercial Paper for the Calculation Period then most recently ended in accordance with Article II.
Section 3.4 Default Rate. From and after the occurrence of an Amortization Event, all Receivable Interests shall accrue Yield at the Default Rate.

ARTICLE IV.
BANK RATE FUNDINGS
Section 4.1 Bank Rate Fundings. Prior to the occurrence of an Amortization Event, the portion of outstanding Invested Amount of each Receivable Interest funded with Bank Rate Fundings shall accrue Yield for each day during its Interest Period at the applicable Yield Rate in accordance with the terms and conditions hereof. If any undivided interest in a Receivable Interest initially funded with Commercial Paper is sold (or otherwise participated) to the Liquidity Providers pursuant to a Liquidity Agreement, such undivided interest in such Receivable Interest shall be deemed to have an Interest Period commencing on the date of such sale.
Section 4.2 Yield Payments. On the Settlement Date for each Receivable Interest that is funded with a Bank Rate Funding, Seller shall pay to each applicable Purchaser Agent (for the benefit of its Purchaser Group) an aggregate amount equal to the accrued and unpaid Yield thereon for the entire Interest Period of each related Bank Rate Funding in accordance with Article II.
Section 4.3 [Reserved].
Section 4.4 Suspension of the LIBO Rate. If any Purchaser or Liquidity Provider notifies the related Purchaser Agent that it has determined that funding its ratable share of the Bank Rate Fundings at or by reference to a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Bank Rate Funding at or by reference to such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Bank Rate Funding at such LIBO Rate, then such Purchaser Agent shall give notice thereof to the Seller by telephone, facsimile or email as promptly as practicable thereafter and, until such Purchaser Agent notifies the Seller that the circumstances giving rise to such notice no longer exist, (a) no portion of the Invested Amount shall be funded at the LIBO Rate or at the Alternate Base Rate determined by reference to the LIBO Rate and (b) the Yield for any outstanding portions of the Invested Amount then funded at the LIBO Rate or at the Alternate Base Rate determined by reference to the LIBO Rate shall, on the last day of the then current Yield Period, be converted to the Alternate Base Rate determined by reference to clause (a)(ii) of the definition of the Alternate Base Rate.
Section 4.5 Default Rate. From and after the occurrence of an Amortization Event, all Bank Rate Fundings shall accrue Yield at the Default Rate.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
Section 5.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Administrator, each Purchaser Agent and each Purchaser, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a) Organization and Qualification. The Seller’s only jurisdiction of organization is correctly set forth in the preamble of this Agreement. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.
(b) Authority. The Seller has the legal power and authority to execute and deliver the Transaction Documents, to make the sales provided for herein and to perform its obligations under this Agreement and the other Transaction Documents.
(c) Execution and Binding Effect. Each of the Transaction Documents to which the Seller is a party has been duly and validly executed and delivered by the Seller and (assuming the due and valid execution and delivery thereof by the other parties thereto), constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity, and will vest absolutely and unconditionally in the Administrator (for the benefit of the Secured Parties) a valid undivided security interest in the Receivables purported to be assigned thereby, subject to no Liens whatsoever. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Administrator’s (for the benefit of the Secured Parties) ownership and security interests in the Receivables, such interests will be perfected under Article 9 of such UCC, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever (other than the Administrator, for the benefit of the Secured Parties, and their successors and assigns).
(d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Seller, advisable in connection with the execution and delivery by the Seller of each of the Transaction Documents to which the Seller is a party, the consummation by the Seller of the transactions herein or therein contemplated or the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Administrator (for the benefit of the Secured Parties) will have an ownership and security interest in and to the Receivables which is perfected and prior to all other Liens (including competing ownership or security interests), other than the filing of financing statements under the UCC in the jurisdiction of the Seller’s Location and of the Originator’s Location.
(e) Location of Chief Executive Office, etc. As of the date hereof: (i) the Seller’s chief executive office is located at the address for notices set forth on the signature page hereof; (ii) the offices where the Seller keeps all of its Records are listed on Exhibit III hereto; and (iii) since its incorporation, the Seller has operated only under the names identified in Exhibit III hereto, and has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit III hereto.
(f) Perfection. This Agreement is effective to create a valid security interest in favor of the Administrator for the benefit of the Secured Parties in the Purchased Assets to secure payment of the Aggregate Unpaids, free and clear of any Lien except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrator’s (on behalf of the Secured Parties) security interest in the Purchased Assets. Such Seller’s only jurisdiction of organization is Delaware.
(g) Absence of Conflicts. Neither the execution and delivery by the Seller of each of the Transaction Documents to which the Seller is a party, nor the consummation by the Seller of the transactions herein or therein contemplated, nor the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the certificate of incorporation or by-laws of the Seller or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on the financial position or results of operations of the Seller or result in rendering any indebtedness evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Seller. The Seller has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.
(h) No Amortization Event. No event has occurred and is continuing and no condition exists which constitutes an Amortization Event.
(i) Accurate and Complete Disclosure. No information furnished by the Seller to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).
(j) No Proceedings. There are no proceedings or investigations pending, or to the knowledge of the Seller, threatened, before any Official Body (A) asserting the invalidity of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by either the Seller or the Servicer of its obligations under the Transaction Documents or (ii) the validity or enforceability of the Transaction Documents, the Contracts or any material amount of the Receivables.
(k) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(l) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents, and to the knowledge of the Seller, no threat by any

Person has been made to attempt to obtain any such decision that would have a material adverse effect on, the conduct by the Seller of a significant portion of the Seller’s business operations or any portion of its business operations affecting the Receivables, and no litigation, investigation or proceeding exists asserting the invalidity of the Transaction Documents, seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents, or seeking any determination or ruling that might materially and adversely affect (A) the performance by either the Seller or the Servicer of its obligations under the Transaction Documents or (B) the validity or enforceability of the Transaction Documents, the Contracts or any material amount of the Receivables.
(m) Margin Regulations. The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.
(n) Taxes. The Seller has timely filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns and paid or contested any assessment received by the Seller related to such returns.
(o) Books and Records. The Seller has indicated on its books and records (including any computer files), that the Receivable Interest in the Receivables sold by the Seller hereunder is the property of Purchasers. The Seller maintains at, or shall cause the Servicer to maintain at, one or more of their respective offices listed in Exhibit III hereto the complete Records for the Receivables.
(p) Creditor Approval. The Seller has obtained from its creditors (i) all approvals necessary to sell and assign the Receivables and (ii) releases of any security interests in the Receivables.
(q) Financial Condition. The Seller is not insolvent or the subject of any Event of Bankruptcy and the sale of Receivables on such day will not be made in contemplation of the occurrence thereof.
(r) Financial Information. If and when produced in accordance with the terms of this Agreement, the consolidated balance sheet of the Seller as at the most recent Fiscal Year end and the related statements of income of the Seller for the Fiscal Year then ended, fairly present the consolidated financial position of the Seller as at such date and the consolidated results of the operations, all in accordance with GAAP.
(s) Investment Company. The Seller is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute.
(t) Payments to Applicable Originator. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
Section 5.2 Representations and Warranties of the Seller With Respect to Each Sale of Receivables. By selling undivided ownership interests in Receivables to the Purchasers, either by Incremental Purchase or Reinvestment, the Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of such sale of an Incremental Purchase or Reinvestment (in addition to its other representations and warranties contained herein or made pursuant hereto) that:
(a) Purchase Notice. If such sale relates to an Incremental Purchase, all information set forth on the related Purchase Notice is true and correct as of the date of such Incremental Purchase.
(b) Assignment. This Agreement vests in the Administrator, for the benefit of the Secured Parties, all the right, title and interest of the Seller in and to the Receivable Interest in the Receivables, and the Related Security and Collections with respect thereto, and constitutes a valid sale of or grant of a security interest in the Receivable Interest, enforceable against all creditors of and purchasers from the Seller.
(c) No Liens. Each Receivable, together with the related Contract and all purchase orders and other agreements related to such Receivable, is owned by the Seller free and clear of any Lien, except as provided herein, and is not subject to any Dispute, except as provided herein. When each of the Purchasers makes a purchase of a Receivable Interest in such Receivable, it shall have acquired and shall continue to have maintained an undivided percentage ownership interest to the extent of its percentage of the Receivable Interest in such Receivable and in the Related Security and the Collections with respect thereto free and clear of any Lien, except as provided herein. The Seller has not and will not prior to the time of the sale of any such interest to the Purchasers have sold, pledged, assigned, transferred or subjected, and will not thereafter sell, pledge, assign, transfer or subject, to a Lien any of the Receivables, the Related Security or the Collections, other than the assignment of Receivable Interests therein to the Administrator, for the benefit of the Secured Parties, in accordance with the terms of this Agreement.
(d) Filings. On or prior to each Purchase and each recomputation of the Receivable Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Receivable Interest against all creditors of and purchasers from the Seller and all other Persons whatsoever will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.
(e) Credit and Collection Policy. The Originator’s Credit and Collection Policy of the applicable Originator has been complied with in all material respects in regard to each Receivable and related Contract.
(f) Collection Banks, Collection Accounts and Lock-Boxes. The names and addresses of all Collection Banks, together with the numbers of all Collection Accounts and

Lock-Boxes at such Collection Banks and the addresses of all related Collection Accounts and Lock-Boxes, are specified in the Account Disclosure Letter (or such other Collection Banks, Collection Accounts and Lock Boxes that have been changed or established in accordance with Section 7.2(g)).
(g) Nature of Receivables. Each Receivable is, or will be, an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time.
(h) Bona Fide Receivables. Each Receivable is an obligation of an Obligor arising out of a past, current or future sale or performance by the applicable Originator, in accordance with the terms of the Contract giving rise to such Receivable. The Seller has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in any Receivable hereunder that such Receivable would not be paid in full when due except with respect to any Dilution. Each Receivable classified as an “Eligible Receivable” by the Seller in any document or report delivered hereunder satisfies the requirements of eligibility contained in the definition of Eligible Receivable.
Section 5.3 Representations and Warranties of Servicer. The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser on and as of the date hereof and as of the date of each Incremental Purchase and each Reinvestment after such date:
(a) Organization and Qualification. The Servicer’s only jurisdiction of organization is in Delaware. The Servicer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Servicer is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities, or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.
(b) Authority. The Servicer has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.
(c) Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Servicer and (assuming the due and valid execution and delivery thereof by the other parties thereto), constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity, and will vest absolutely and unconditionally in the Administrator (for the benefit of the Secured Parties) an ownership or security interest in the Receivables purported to be assigned thereby, subject to no Liens whatsoever. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Administrator (for the benefit of the Secured Parties) ownership or security interests in the Receivables, such interests will be perfected under Article 9 of such UCC, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever (other than for the Administrator, for benefit of the Secured Parties, and their successors and assigns).

(d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Servicer, advisable in connection with the execution and delivery by the Servicer of this Agreement, the consummation by the Servicer of the transactions herein or therein contemplated or the performance by the Servicer of or the compliance by the Servicer with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof, or to ensure that the Administrator (for the benefit of the Secured Parties) will have an ownership and security interest in and to the Receivables which is perfected and prior to all other Liens (including competing ownership or security interests), other than the filing of financing statements under the UCC in the jurisdictions of each Originator’s Location and of the Seller’s Location.
(e) Absence of Conflicts. Neither the execution and delivery by the Servicer of this Agreement, nor the consummation by the Servicer of the transactions herein contemplated, nor the performance by the Servicer of or the compliance by the Servicer with the terms and conditions hereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the certificate of incorporation or by-laws of the Servicer or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Servicer is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on the financial position or results of operations of the Servicer or result in rendering any debt in excess of $10,000,000 evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Servicer. The Servicer has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.
(f) No Amortization Event. No event has occurred and is continuing and no condition exists which constitutes a Amortization Event.
(g) Accurate and Complete Disclosure. No information furnished by a Responsible Officer of the Servicer to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).
(h) No Proceedings. There are no proceedings or investigations pending, or to the knowledge of the Servicer, threatened, before any Official Body (A) asserting the invalidity of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by either the Seller or the Servicer of its obligations under this Agreement or (ii) the validity or enforceability of the Transaction Documents, the Contracts or any material amount of the Receivables.
(i) No Change in Ability to Perform. Since the date on which the Servicer accepted its duties hereunder, there has been no material adverse change in the ability of the Servicer to perform its obligations hereunder.

(j) Credit and Collection Policy. The Credit and Collection Policy has been complied with in all material respects in regard to each Receivable and related Contract.
(k) Financial Condition. The consolidated balance sheet of the AmerisourceBergen and its Consolidated Subsidiaries (which shall include the Servicer) as at the most recent Fiscal Year end and the related statements of income and cash flows of AmerisourceBergen and its Consolidated Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP, independent accountants, or another nationally recognized firm of independent accountants, are available as a matter of public record. The Servicer will cause AmerisourceBergen to provide on the date of such public filing or the next succeeding Business Day a certificate to the Administrator (which shall promptly forward a copy to each Purchaser Agent), that such balance sheet and statements of income and cash flows fairly present the consolidated financial position of AmerisourceBergen and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of and consolidated cash flows of AmerisourceBergen and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP. The unaudited consolidated balance sheet of AmerisourceBergen and its Consolidated Subsidiaries as at most recent fiscal quarter end and the related unaudited statements of income and cash flows of AmerisourceBergen and its Consolidated Subsidiaries for the periods then ended are available as a matter of public record. The Servicer will cause AmerisourceBergen to provide on the date of such public filing or the next succeeding Business Day a certificate to the Administrator (which shall promptly forward a copy to each Purchaser Agent), that such balance sheet and statements of income and cash flows fairly present the consolidated financial position of AmerisourceBergen and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of and consolidated cash flows of AmerisourceBergen and its Consolidated Subsidiaries for the periods ended on such date, all in accordance with GAAP.
(l) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents, and to the knowledge of the Servicer, no threat by any Person has been made to attempt to obtain any such decision that would have a material adverse effect on, the conduct by the Servicer of a significant portion of its business operations or any portion of its business operations affecting the Receivables, and no litigation, investigation or proceeding asserting the invalidity of this Agreement, seeking to prevent the consummation of the transactions contemplated by this Agreement, or seeking any determination or ruling that might materially and adversely affect (A) the performance of the Servicer of its obligations under this Agreement, or (B) the validity or enforceability of this Agreement, the Contracts or any material amount of the Receivables.
(m) Insurance. The Servicer currently maintains insurance with respect to its properties and businesses and causes its Subsidiaries to maintain insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by corporations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations including, without limitation, workers’ compensation insurance.
(n) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a material adverse effect on the business, financial condition, operations or properties of Performance Guarantor and ERISA Affiliates taken as a whole. Any excess of the accumulated benefit obligations under one or more Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) over the fair market value of the assets of such Pension Plan or Pension Plans is in an amount that could not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the business, financial condition, operations or properties of Performance Guarantor and ERISA Affiliates taken as a whole.
ARTICLE VI.
CONDITIONS OF PURCHASES
Section 6.1 Conditions Precedent to Initial Incremental Purchase; Closing Date. The conditions precedent to the initial Incremental Purchase of a Receivable Interest under the Original Agreement were satisfied on the date on which all of the conditions precedent set forth in Section 6.1 of the Original Agreement were satisfied or waived by the Administrator and each Purchaser Agent. This Agreement shall become effective on the date hereof (the “Closing Date”), subject to the conditions precedent that (a) the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase those documents listed on Schedule A and (b) the Administrator and each Purchaser Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.
Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Purchase: (i) the Servicer shall have delivered to the Administrator and each Purchaser Agent on or prior to the date of such Purchase, in form and substance satisfactory to the Administrator and each Purchaser Agent, all Settlement Reports as and when due under Section 8.5 and (ii) upon the Administrator’s or any Purchaser Agent’s request, the Servicer shall have delivered to the Administrator and each Purchaser Agent at least one (1) Business Day prior to such Purchase an interim settlement report in substantially the form of Exhibit XI; (b) the Administrator and each Purchaser Agent shall have received such other documents as it may reasonably request and (c) on each Purchase Date, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):
(i) the representations and warranties set forth in Article V are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such Purchase Date;
(ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute an Unmatured Amortization Event; and
(iii) after giving effect to such Incremental Purchase or Reinvestment, the Aggregate Invested Amount will not exceed the Purchase Limit and the aggregate Receivable Interests will not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Administrator, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Administrator and each Purchaser Agent, which right may be exercised at any time on demand of the Administrator or any Purchaser Agent, to rescind the related purchase and direct Seller to pay to the Purchaser Agents, for the benefit of Purchasers (ratably, according to each Purchaser’s aggregate Invested Amount), an amount equal to the Collections that shall have been applied to the affected Reinvestment (but not in excess of the Aggregate Unpaids).
ARTICLE VII.
COVENANTS
Section 7.1 Affirmative Covenants of the Seller. In addition to its other covenants contained herein or made pursuant hereto, the Seller covenants with the Administrator, each Purchaser Agent and each Purchaser as follows:
(a) Notice of Amortization Event. Promptly upon becoming aware of, but in any event no later than the next Business Day, any Amortization Event or Unmatured Amortization Event, the Seller shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller.
(b) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Seller shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) notice of any material adverse change in the business, operations or financial condition of the Seller, which reasonably could affect adversely the collectibility of the Receivables.
(c) Preservation of Corporate Existence. The Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Administrator, any Purchaser Agent or any Purchaser hereunder or (ii) the ability of the Seller to perform its obligations under the Transaction Documents.
(d) Compliance with Laws. The Seller shall comply in all material respects with all Laws applicable to the Seller, its business and properties, and all Receivables related to the Receivable Interests.
(e) Enforceability of Obligations. The Seller shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 8.2(d).
(f) Books and Records. (i) The Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information, reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections and adjustments to each existing Receivable).
(ii) The Seller will (and will cause each Originator to): (A) on or prior to the date hereof, mark its “Aged Trial Balance” with a legend in substantially the form set forth on Exhibit XIII hereto and (B) upon the request of the Administrator or any Purchaser Agent following the occurrence of an Amortization Event: (x) mark each Contract with a legend describing the Administrator’s security interest and (y) deliver to the Administrator all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.
(g) Fulfillment of Obligations. The Seller shall do nothing to impair the rights, title and interest of the Administrator, any Purchaser Agent or any Purchaser in and to the Receivable Interests and shall pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction.
(h) Obligor List. The Seller shall at all times maintain (or cause the Servicer to maintain) a current list (which may be stored on computer systems, magnetic tapes or disks) of all Obligors under Contracts related to Receivables, including the name, address, telephone number and account number of each such Obligor. The list shall be updated as provided in Section 8.5(b), and the Seller shall deliver or cause to be delivered a copy of such list to the Administrator (which shall promptly forward a copy to each Purchaser Agent) as soon as practicable following the Administrator’s request (but not more frequently than once each calendar quarter unless an Amortization Event or Unmatured Amortization Event has occurred and is continuing).
(i) Litigation. As soon as possible, and in any event within three (3) Business Days of the Seller’s knowledge thereof, the Seller shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) notice of (i) any litigation, investigation or proceeding against the Seller which may exist at any time which, in the reasonable judgment of the Seller, could have a material adverse effect on the financial condition or results of operations of the Seller, impair the ability of the Seller to perform its obligations under this Agreement, or materially adversely affect the collectibility of the Receivables, and (ii) any material adverse development in any such previously disclosed litigation.
(j) Notice of Relocation. The Seller shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) 45 days’ prior written notice of any relocation of its Location. The Seller will at all times maintain its Location within a jurisdiction in the

United States in which Article 9 of the UCC is in effect as of the date hereof or the date of any such relocation.
(k) Further Information. The Seller shall furnish or cause to be furnished to the Administrator and each Purchaser Agent such other information as promptly as practicable, and in such form and detail, as the Administrator or any Purchaser Agent may reasonably request.
(l) Fees, Taxes and Expenses. The Seller shall pay all filing fees, stamp taxes and other similar taxes and expenses, including the fees and expenses set forth in Section 10.3, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.
(m) Compliance with Receivables Sale Agreement. The Seller will enforce all material obligations and undertakings on the part of each Originator to be observed and performed under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrator (for the benefit of the Secured Parties), as Seller’s assignee) under the Receivables Sale Agreement as the Administrator or any Purchaser Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
(n) Audits. At any time, upon reasonable notice to the Seller (but not more than twice per calendar year unless an Amortization Event or Unmatured Amortization Event has occurred), the Seller shall permit the Administrator, together with each Purchaser Agent that wants to participate, or such Person as the Administrator or such Purchaser Agents may designate, during business hours, to conduct audits or visit and inspect any of the properties of the Seller to examine the Records, internal controls and procedures maintained by the Seller and take copies and extracts therefrom, and to discuss the Seller’s affairs with its officers, employees and independent accountants; provided that, so long as (i) at any time during such calendar year the difference between the Purchase Limit minus the daily weighted average Aggregate Invested Amount is less than the product of 50.0% times the Purchase Limit, (ii) ABDC has, at such time, debt ratings at or above BBB- by Standard & Poor’s, Ba1 by Moody’s and BBB by Fitch and (iii) no Amortization Event or Unmatured Amortization Event has occurred and is continuing, then any such audit to be conducted during the calendar year 2008 shall not be via visit or onsite inspection, but shall be in form, scope and substance reasonably satisfactory to the Administrator and the Purchaser Agents. The Seller hereby authorizes such officers, employees and independent accountants to discuss with the Administrator and each Purchaser Agent, or such Person they may designate, the affairs of the Seller. The Seller shall reimburse the Administrator and each Purchaser Agent for all reasonable fees, costs and out-of-pocket expenses incurred by or on behalf of the Administrator and each Purchaser Agent in connection with up to two (2) such audits and visits for each per calendar year promptly upon receipt of a written invoice therefor; provided that, following the occurrence of an Amortization Event or an Unmatured Amortization Event, the Seller shall reimburse the Administrator and each Purchaser Agent for all reasonable fees, costs and out-of-pocket expenses incurred by or on behalf of the Administrator and each Purchaser Agent in connection with the foregoing actions promptly upon receipt of written invoice therefor regardless of the number of audits or visits in such year. Subject to the requirements of applicable laws, the Administrator and each Purchaser Agent agrees to use commercially reasonable precautions to keep confidential, in accordance with its respective customary procedures for handling confidential information, any non-public information supplied to it by the Seller pursuant to any such audit or visit which is identified by the Seller as being confidential at the time the same is delivered to the Administrator and each Purchaser Agent.
(o) Separate Corporate Existence. The Seller shall:
(i) Maintain in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each Transaction Document and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.
(ii) Maintain its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for other than the corporate use of the Seller and, except as may be expressly permitted by this Agreement, the funds of the Seller shall not be commingled with those of any of its Affiliates.
(iii) To the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among the Seller and such entities for whose benefit the goods and services are provided, and the Seller and each such entity shall bear its fair share of such costs. All material transactions between the Seller and any of its Affiliates shall be only on an arm’s-length basis.
(iv) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its stockholders and Affiliates. At all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director.
(v) Conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders’ and directors’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular stockholders’ and directors’ meetings (or unanimous written consents in lieu thereof) shall be held at least annually.
(vi) Ensure that decisions with respect to its business and daily operations shall be independently made by the Seller (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the Seller) and shall not be dictated by an Affiliate of the Seller.
(vii) Act solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Seller shall be appointed to act as its agent, except as expressly contemplated by this Agreement. The Seller shall at all times use its own stationery.
(viii) Ensure that no Affiliate of the Seller shall advance funds to the Seller, other than (i) capital contributions from ABDC, made to enable the Seller to pay the purchase price of Receivables or (ii) as is otherwise provided herein or in any Transaction Document, and no Affiliate of the Seller will otherwise supply funds to, or guaranty debts of, the Seller; provided that an Affiliate of the Seller may provide funds to the Seller in connection with the capitalization of the Seller, including the provision of capital necessary to assure that the Seller has “substantial assets” as described in Treasury Regulation Section 301.7701-2(d)(2).
(ix) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it.
(x) Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any of its Affiliates.
(xi) Ensure that any financial reports required of the Seller shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.
(xii) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of incorporation, the Transaction Documents and this Agreement.
(xiii) Take such action to ensure that: (A) the Seller is solvent, including, without limitation, that it has not been rendered insolvent by the actions contemplated by the Transaction Documents; (B) the Seller intends to and reasonably expects to survive as a stand-alone entity, independent of financial assistance of any entity not contemplated by the Transaction Documents; (C) the Seller shall at all times have its own telephone number separate from that of ABDC; (D) neither the assets nor the creditworthiness of the Seller is held out as being available for the payment of any liability of ABDC; (E) each of ABDC and the Seller operates as a separate legal entity and not as a division or department thereof; (F) the Seller does not engage in or expect to engage in business for which its remaining property represents an unreasonably small capitalization; and (G) the Seller does not intend to incur nor does it believe it will incur indebtedness that it will not be able to repay at its maturity.
(p) Information. The Seller shall provide the Administrator (which shall promptly forward a copy to each Purchaser Agent) with the following:
(i) as soon as practicable and in any event within 90 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each Fiscal Year of the Seller during the term of this Agreement, an unaudited consolidated balance sheet of the Seller as of the end of such quarter and unaudited consolidated statements of income of the Seller for such quarter and for the Fiscal Year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding Fiscal Year (provided that such comparison will not be available until the report provided for the December, 2004 quarter), all in reasonable detail and certified by the chief financial officer of the Seller, subject to adjustments of the type which would occur as a result of a year-end audit, as having been prepared in accordance with GAAP; and
(ii) as soon as practicable and in any event within 120 days after the close of each Fiscal Year of the Seller during the term of this Agreement, a consolidated balance sheet of the Seller as at the close of such Fiscal Year and consolidated statements of income of the Seller for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year (provided that such comparison will not be available until the report provided for the September, 2004 Fiscal Year end), all in reasonable detail; provided that following an Amortization Event or Unmatured Amortization Event, the Administrator or any Purchaser Agent may require that such information be certified (with respect to the consolidated financial statements) by independent certified public accountants of nationally recognized standing selected by the Seller whose certificate or opinion accompanying such financial statements shall not contain any qualification, exception or scope limitation not satisfactory to the Administrator and each Purchaser Agent, and accompanied by any management letter prepared by such accountants.
(iii) Compliance Certificate. Together with the financial statements required pursuant to this Section 7.1(p), a compliance certificate in substantially the form of Exhibit IV signed by an Authorized Officer of the Seller and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
Section 7.2 Negative Covenants of the Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Seller hereby covenants, as to itself, that it will not:
(a) No Rescissions or Modifications. Rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution to an Obligor, except in accordance with the applicable Originator’s Credit and Collection Policy or otherwise with the prior written consent of the Administrator and the Required Purchaser Agents, unless such Receivable has been deemed collected pursuant to Section 1.4(a) or repurchased pursuant to the Receivables Sale Agreement.
(b) No Liens. Cause any of the Receivables or related Contracts, or any inventory or goods the sale of which give rise to a Receivable, or any Lock-Box or Collection Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Receivable Interest therein to the Administrator, for the benefit of the Secured Parties, and the Liens created in connection with the transactions contemplated by this Agreement.

(c) Consolidations, Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.
(d) No Changes. Make any change in the character of its business, which change would materially impair the collectibility of any Receivable, without prior written consent of the Administrator and each Purchaser Agent, or change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-507(c) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Administrator (which shall promptly forward a copy to each Purchaser Agent) at least 45 days’ prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.
(e) Capital Stock. Issue any capital stock except to ABDC. The Seller shall not pay any dividends to ABDC if such payment would be prohibited under the General Corporation Law of the State of Delaware.
(f) No Indebtedness. Incur any Indebtedness other than as permitted under this Agreement.
(g) Change in Payment Instructions to Obligors. Except as may be required by the Administrator (which shall promptly forward a copy to each Purchaser Agent) pursuant to Section 8.2(b), the Seller will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless (i) the Administrator (which shall promptly forward a copy to each Purchaser Agent) shall have received, at least ten (10) days before the proposed effective date therefor, (A) written notice of such addition, termination or change and (B) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement (which is reasonably satisfactory to the Administrator) with respect to the new Collection Account or Lock-Box, (ii) with respect to the termination of a Collection Bank or a Collection Account or Lock-Box, the Administrator shall have consented thereto (which consent shall not be unreasonably withheld and will be provided or withheld within 10 days of request) and (iii) with respect to any changes in instructions to Obligors regarding payments, the Administrator shall have consented thereto; provided that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box or Collection Account.
(h) Use of Proceeds. Seller will not use the proceeds of the Purchases for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes (as defined in the Receivables Sale Agreement) to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) making Demand Advances to ABDC at any time prior to the Final Facility Termination Date while it is acting as Servicer and no Amortization Event or Unmatured Amortization Event exists and is continuing, (iii) paying its ordinary and necessary operating expenses when and as due, and (iv) making Restricted Junior Payments to the extent permitted under this Agreement.
(i) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Administrator and each Purchaser Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(e) of the Receivables Sale Agreement.
(j) Restricted Junior Payments. Seller will not make any Restricted Junior Payment if after giving effect thereto, Seller’s Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).
(k) Seller Indebtedness. Seller will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Aggregate Unpaids, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.
(l) Prohibition on Additional Negative Pledges. The Seller shall not enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon the Purchased Assets except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and the Seller shall not enter into or assume any agreement creating any Lien upon the Subordinated Notes.
Section 7.3 Affirmative Covenants of the Servicer. In addition to its other covenants contained herein or made pursuant hereto, the Servicer covenants with the Administrator, each Purchaser Agent and each Purchaser as follows:
(a) Notice of Amortization Event. Promptly upon becoming aware of any Amortization Event or Unmatured Amortization Event, the Servicer shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by such Servicer.
(b) Notice of Material Adverse Change. Promptly upon any Responsible Officer of the Servicer becoming aware thereof, the Servicer shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) notice of any material adverse change in the business, operations or financial condition of the Servicer which reasonably could affect adversely the collectibility of the Receivables or the ability of the Servicer to perform its obligations under this Agreement.
(c) Preservation of Corporate Existence. The Servicer shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the

Administrator, any Purchaser Agent or any Purchaser hereunder or (ii) the ability of such Servicer to perform its obligations under this Agreement.
(d) Compliance with Laws. The Servicer shall comply in all material respects with all Laws applicable to the Servicer, its business and properties, and all Receivables related to the Receivable Interests.
(e) Enforceability of Obligations. The Servicer shall take such actions as are reasonable and within its power to ensure that, with respect to an applicable Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 8.2(d).
(f) Books and Records. The Servicer shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all applicable Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections and adjustments to each existing Receivable). Upon the request of the Administrator or any Purchaser Agent, following the occurrence of an Amortization Event or an Unmatured Amortization Event, the Servicer shall deliver to the Administrator all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.
(g) Fulfillment of Obligations. The Servicer will duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part or on the part of any subservicer to be observed and performed under or in connection with the Receivables, will duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, will do nothing to impair the rights, title and interest of the Administrator, any Purchaser Agent or any Purchaser in and to the Receivable Interests and will pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with such Receivables and their creation and satisfaction.
(h) Obligor List. The Servicer shall at all times maintain a current list (which may be stored on magnetic tapes, computer systems or disks) of all Obligors under Contracts related to the applicable Receivables, including the name, address, telephone number and account number of each such Obligor. The list shall be updated as provided in Section 8.5(b) and, the Servicer shall deliver or cause to be delivered a copy of such list to the Administrator (which shall promptly forward a copy to each Purchaser Agent) as soon as practicable following the Administrator’s request (but not more frequently than once each calendar quarter unless an Amortization Event or Unmatured Amortization Event has occurred and is continuing).
(i) Total Systems Failure. The Servicer shall promptly notify the Administrator (which shall promptly forward a copy to each Purchaser Agent) of any total systems failure and shall advise the Administrator of the estimated time required to remedy such total systems failure and of the estimated date on which a Settlement Report can be delivered.

Until a total systems failure is remedied, the Servicer (i) will furnish to the Administrator (which shall promptly forward a copy to each Purchaser Agent) such periodic status reports and other information relating to such total systems failure as the Administrator or any Purchaser Agent may reasonably request and (ii) will promptly notify the Administrator (which shall promptly forward a copy to each Purchaser Agent) if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which the information required for a Settlement Report can be delivered. The Servicer shall promptly notify the Administrator (which shall promptly forward a copy to each Purchaser Agent) when a total systems failure has been remedied.
(j) Notice of Relocation. The Servicer shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) 45 days’ prior written notice of any relocation of its Location. The Servicer will at all times maintain its Location within a jurisdiction in the United States in which Article 9 of the UCC is in effect as of the date hereof or the date of any such relocation.
(k) Administrative and Operating Procedures. The Servicer shall maintain and implement administrative and operating procedures adequate to permit the identification of the applicable Receivables and all collections and adjustments attributable thereto and shall comply in all material respects with the Applicable Originator’s Credit and Collection Policy in regard to each applicable Receivable and related Contract.
(l) Modification of Systems. The Servicer agrees, promptly after the replacement or any material modification of any computer, automation or other operating systems (in respect of hardware or software) used to perform its services as Servicer or to make any calculations or reports hereunder, to give notice of any such replacement or modification to the Administrator (which shall promptly forward a copy to each Purchaser Agent).
(m) Litigation. As soon as possible, and in any event within ten (10) Business Days of the Servicer’s knowledge thereof, the Servicer shall give the Administrator (which shall promptly forward a copy to each Purchaser Agent) notice of (i) any litigation, investigation or proceeding against the Servicer which may exist at any time which, in the reasonable judgment of the Servicer could materially impair the ability of the Servicer to perform its obligations under this Agreement and (ii) any material adverse development in any such previously disclosed litigation.
(n) ERISA Events. Promptly upon becoming aware of the occurrence or likely occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Performance Guarantor and its ERISA Affiliates in an aggregate amount exceeding $25,000,000. Performance Guarantor shall give the Seller a written notice specifying the nature thereof, what action Performance Guarantor or any ERISA Affiliate has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.
(o) Separate Corporate Existence. As long as ABDC is the Servicer hereunder, the Servicer shall maintain its legal identity separate from the Seller and take such action to ensure that: (A) the management of the Servicer does not anticipate any need for its having to extend advances to the Seller except for those described in the Transaction Documents, if any; (B) the Servicer does not conduct its business in the name of the Seller; (C) the Servicer has a telephone number, stationery and business forms separate from those of the Seller; (D) the Servicer does not provide for its expenses and liabilities from the funds of the Seller; (E) the Servicer is not liable for the payment of any liability of the Seller; (F) neither the assets nor the creditworthiness of the Servicer is held out as being available for the payment of any liability of the Seller; (G) the Servicer maintains an arm’s-length relationship with the Seller; and (H) assets are not transferred from the Servicer to the Seller without fair consideration or with the intent to hinder, delay or defraud the creditors of either company.
(p) Audits. At any time, upon reasonable notice to the Servicer (but not more than twice per calendar year unless an Amortization Event or Unmatured Amortization Event has occurred), the Servicer shall permit the Administrator, together with each Purchaser Agent that wants to participate, or such Person as they may designate, during business hours, to conduct audits or visit and inspect any of the properties of the Servicer to examine the Records, internal controls and procedures maintained by the Servicer and take copies and extracts therefrom, and to discuss the Servicer’s affairs with its officers, employees and independent accountants; provided that, so long as (i) at any time during such calendar year the difference between the Purchase Limit minus the daily weighted average Aggregate Invested Amount is less than the product of 50.0% times the Purchase Limit, (ii) ABDC has, at such time, debt ratings at or above BBB- by Standard & Poor’s, Ba1 by Moody’s and BBB by Fitch and (iii) no Amortization Event or Unmatured Amortization Event has occurred and is continuing, then any such audit to be conducted during the calendar year 2008 shall not be via visit or onsite inspection, but shall be in form, scope and substance reasonably satisfactory to the Administrator and the Purchaser Agents. The Servicer hereby authorizes such officers, employees and independent accountants to discuss with the Administrator and each Purchaser Agent, or such Person as they may designate, the affairs of the Servicer. The Seller shall reimburse the Administrator and each Purchaser Agent for all reasonable fees, costs and out-of-pocket expenses incurred by or on behalf of the Administrator and each Purchaser Agent in connection with up to two (2) such audits and visits for each per calendar year promptly upon receipt of a written invoice therefor; provided that following the occurrence of an Amortization Event or an Unmatured Amortization Event, the Seller shall reimburse the Administrator and each Purchaser Agent for all reasonable fees, costs and out of pocket expenses incurred by or on behalf of the Administrator and each Purchaser Agent in connection with the foregoing actions promptly upon receipt of written invoice therefor regardless of the number of audits or visits in such year. Subject to the requirements of applicable laws, the Administrator and each Purchaser Agent agrees to use commercially reasonable precautions to keep confidential, in accordance with its respective customary procedures for handling confidential information, any non-public information supplied to it by the Servicer pursuant to any such audit or visit which is identified by the Servicer as being confidential at the time the same is delivered to the Administrator and each Purchaser Agent.
(q) S.E.C. Filings. Promptly upon the written request of the Administrator or any Purchaser Agent, provide to the Administrator (which shall promptly forward a copy to each Purchaser Agent) copies of all registration statements and annual, quarterly, monthly or other regular reports which Seller or Servicer files with the Securities and Exchange Commission.

(r) Notices. Servicer will notify the Administrator (which shall promptly forward a copy to each Purchaser Agent) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i) Judgments and Proceedings. (A) (1) The entry of any judgment or decree against Performance Guarantor, the Servicer or any of their respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Performance Guarantor, the Servicer and their respective Subsidiaries exceeds $25,000,000 after deducting (a) the amount with respect to which Performance Guarantor, the Servicer or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which Performance Guarantor, the Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrator and the Required Purchaser Agents, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Performance Guarantor or the Servicer; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.
(ii) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.
(iii) Defaults Under Other Agreements. For the Servicer, the occurrence of a default or an event of default in respect of a financing arrangement for an aggregate principal amount exceeding $25,000,000. For the Seller, the occurrence of a default or an event of default in respect of a financing arrangement for an aggregate principal amount exceeding $11,625.
(iv) Notices under Receivables Sale Agreement. Copies of all notices to be delivered under the Receivables Sale Agreement.
(s) Rebate Reserves. Servicer shall determine the Rebate Reserve in accordance with the definition thereof and in a manner consistent with its practice in effect on the date hereof and report the Rebate Reserve in each Settlement Report.
(t) Accounting Certificate. The Servicer shall deliver, or cause to be delivered, the certificate described in Section 5.3(k).
(u) Financial Statements. In the event that the balance sheet and/or the statements of income and cash flow (as described in Section 5.3(k)) of AmerisourceBergen and its Consolidated Subsidiaries are no longer publicly available, AmerisourceBergen shall, within 90 or 120 days of the end of the applicable quarter or Fiscal Year, respectively, provide copies of such balance sheet and/or statements of income and cash flow to the Administrator (which shall promptly forward a copy to each Purchaser Agent).
Section 7.4 Negative Covenants of the Servicer. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and the Agreement terminates in accordance with its terms, the Servicer hereby covenants, as to itself, that it will not:

(a) No Rescissions or Modifications. Rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution to an Obligor, except in accordance with the applicable Originator’s Credit and Collection Policy or otherwise with the prior written consent of the Administrator and the Required Purchaser Agents, unless such Receivable has been deemed collected pursuant to Section 1.4(a) or repurchased pursuant to the Receivables Sale Agreement.
(b) No Liens. Cause any of the applicable Receivables or related Contracts, or any inventory or goods the sale of which may give rise to a Receivable or any Collection Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than (i) the sale and assignment of the Receivable Interest to the Administrator, for the benefit of Secured Parties, (ii) the Liens created in connection with the transactions contemplated by this Agreement or (iii) Liens in respect of a Receivable which has been deemed collected pursuant to Section 1.4(a) or repurchased pursuant to the Receivables Sale Agreement, and for which payment has been received.
(c) No Changes. Make any material change in its Credit and Collection Policy, allow any material change to be made in the Applicable Originator’s Credit and Collection Policy or consent to any material change in the Applicable Originator’s Credit and Collection Policy without prior written consent of the Administrator and each Purchaser Agent (and the Servicer shall provide notice of any change (unless de minimis) in its or any Originator’s Credit and Collection Policy at least five (5) Business Days prior to the effective date of such change), or change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9.507(c) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Administrator (which shall promptly forward a copy to each Purchaser Agent) at least 45 days’ prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.
(d) Consolidations, Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Servicer may merge with another Person if (A) the Servicer is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Amortization Event or Unmatured Amortization Event shall have occurred and be continuing.
(e) Change in Payment Instructions to Obligors. Except as may be required by the Administrator pursuant to Section 8.2(b), the Servicer will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless (i) the Administrator (which shall promptly forward a copy to each Purchaser Agent) shall have received, at least ten (10) days before the proposed effective date therefor, (A) written notice of such addition, termination or change and (B) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement (which is reasonably satisfactory to the Administrator) with respect to the new Collection Account or Lock-Box, (ii) with respect to the termination of a Collection Bank or a Collection Account or Lock-Box, the Administrator shall have consented thereto (which consent shall not be unreasonably withheld and will be provided or withheld within 10 days of request) and (iii) with respect to any changes in instructions to Obligors regarding payments, the Administrator shall have consented thereto; provided that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box or Collection Account.
(f) Prohibition on Additional Negative Pledges. The Servicer shall not enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon the Purchased Assets or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and the Servicer shall not enter into or assume any agreement creating any Lien upon the Subordinated Notes.
ARTICLE VIII.
ADMINISTRATION AND COLLECTION
Section 8.1 Designation of Servicer.
(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. ABDC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Required Purchaser Agents may at any time following the occurrence of an Amortization Event designate as Servicer any Person to succeed ABDC or any successor Servicer; provided that the Rating Agency Condition is satisfied.
(b) ABDC may delegate, and ABDC hereby advises the Administrator, each Purchaser Agent and each Purchaser that it has delegated, to the other Originators, as sub-servicers of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such other Originator. Without the prior written consent of the Required Purchaser Agents (which consent shall not be unreasonably withheld), ABDC shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller, (ii) the other Originators, and (iii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. Neither Seller nor any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by ABDC. If at any time the Required Purchaser Agents shall designate as Servicer any Person other than ABDC, all duties and responsibilities theretofore delegated by ABDC to Seller or the other Originators may, at the discretion of the Required Purchaser Agents, be terminated forthwith on notice given by the Required Purchaser Agents to ABDC and to Seller and the other Originators.
(c) Notwithstanding the foregoing subsection (b): (i) ABDC shall be and remain primarily liable to the Administrator, each Purchaser Agent and each Purchaser for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrator, each Purchaser Agent and each Purchaser shall be entitled to deal exclusively with ABDC in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Administrator, each Purchaser Agent and each Purchaser shall not be required to give notice, demand or other communication to any Person other than ABDC in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. ABDC, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.
Section 8.2 Duties of Servicer.
(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
(b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall (on or prior to the Closing Date with respect to each Lock-Box or Collection Account listed in the Account Disclosure Letter) effect a Collection Account Agreement substantially in the form of Exhibit V (in each case, with such other changes as the Administrator may otherwise consent) with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrator delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrator may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrator and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
(c) The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall set aside and hold in trust for the account of Seller and each Purchaser their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Administrator or any Purchaser Agent and after an Amortization Event or Unmatured Amortization Event, segregate, in a manner acceptable to the Administrator and each Purchaser Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrator such allocable share of Collections of Receivables set aside for each Purchaser on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Administrator, any Purchaser Agent or any Purchaser under this Agreement. Notwithstanding anything to the contrary contained herein, the Required Purchaser Agents shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(e) The Servicer shall hold in trust for Seller and the Administrator, each Purchaser Agent and each Purchaser all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrator or any Purchaser Agent, deliver or make available to the Administrator and each Purchaser Agent all such Records, at a place selected by the Administrator. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of the Administrator or any Purchaser Agent, furnish to the Administrator and each Purchaser Agent (promptly after any such request) a calculation of the amounts set aside for each Purchaser pursuant to Article II.
(f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Required Purchaser Agents, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 8.3 Collection Notices. The Administrator is authorized at any time after the occurrence of an Amortization Event or an Unmatured Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Administrator for the benefit of the Secured Parties, effective when the Administrator delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts and, in connection therewith, agrees to cause each Collection Bank to modify the name on each Lock-Box and Collection Account as requested by the Administrator. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Administrator, and agrees that the Administrator shall be entitled (i) at any time after delivery of the Collection Notices, to endorse Seller’s name on checks and other instruments representing Collections, (ii) at any time after the occurrence of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence of an Amortization Event, to take such action as shall be reasonably necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrator rather than Seller.
Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Administrator, on behalf of Secured Parties, of the Administrator’s rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The

Administrator, each Purchaser Agent and each Purchaser shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller or any Originator thereunder.
Section 8.5 Settlement Reports.
(a) The Servicer shall prepare and forward to the Administrator (with an electronic copy to each Purchaser Agent) (i) on each Settlement Reporting Date, a Settlement Report (certified by an Authorized Officer of the Servicer) and an electronic file of the data contained therein and (ii) at such times as the Administrator or any Purchaser Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables; provided that, (i) if an Amortization Event or Unmatured Amortization Event has occurred and is continuing, the Administrator or any Purchaser Agent may request that the Servicer deliver a Settlement Report more frequently than monthly, but no more frequently than weekly, and (ii) if ABDC fails to have debt ratings at or above BBB- by Standard & Poor’s, Baa3 by Moody’s or BBB- by Fitch, the Servicer shall, until such time as ABDC has debt ratings at or above BBB- by Standard & Poor’s, Baa3 by Moody’s and BBB- by Fitch or as otherwise consented to in writing by the Administrator and the Required Purchaser Agents, deliver a Settlement Report weekly.
(b) Upon the request of the Administrator or any Purchaser Agent (but not more frequently than every quarter), the Servicer shall provide in writing to the Administrator (which shall promptly forward a copy to each Purchaser Agent) the list of Obligors under Contracts related to the Receivables including, for each Obligor added to the list, the name, address, telephone number and account number of such Obligor and if there have been changes in the name, address, telephone number or account number of any existing Obligor, the revisions shall be provided.
Section 8.6 Servicing Fee. As compensation for the Servicer’s servicing activities on their behalf, the Servicer shall be paid the Servicing Fee in arrears on each Settlement Date out of Collections.
ARTICLE IX.
AMORTIZATION EVENTS
Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:
(a) the Seller or the Servicer shall fail to remit or fail to cause to be remitted to the Administrator, any Purchaser Agent or any Purchaser on any day any Collections, including any amounts to be remitted to reduce the Invested Amount or any portion thereof, or interest or fees set forth in any Fee Letter and required to be remitted to the Administrator, any Purchaser Agent or any Purchaser on such day, and with respect to failure to remit interest or any such fees, such failure shall continue for two Business Days after the date on which such interest or fees becomes due; or
(b) the Seller or the Servicer shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder or shall fail to deliver any

Settlement Report and such failure shall continue for two (2) Business Days after the date when such amount or Settlement Report became due; or
(c) any representation, warranty, certification or statement made by the Seller, the Servicer or any Originator under this Agreement or any other Transaction Document or in any agreement, certificate, report, appendix, schedule or document furnished by the Seller, the Servicer or any Originator to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document shall prove to have been false or misleading in any respect material to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading) and which continues to be false or misleading in any material respect for a period of ten (10) Business Days after either (i) any Responsible Officer of the Seller or the Servicer becomes aware thereof or (ii) notice thereof to such Person by the Administrator, any Purchaser Agent or any Purchaser; or
(d) a Change in Control shall occur with respect to the Performance Guarantor; or
(e) except as otherwise provided in this Section 9.1, the Seller, the Servicer or any Originator shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein (other than any covenant, agreement or duty applicable to it set forth in Section 10.4 (a) or (b)) and such default or failure shall continue for ten (10) Business Days after either (i) any Responsible Officer of the Seller or the Servicer becomes aware thereof or (ii) notice thereof to such Person by the Administrator, any Purchaser Agent or any Purchaser; or
(f) the Seller shall fail to pay any Indebtedness when due and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or AmerisourceBergen or any of its Consolidated Subsidiaries (other than the Seller, if applicable) shall fail to pay any Indebtedness in excess of $25,000,000 of AmerisourceBergen or any of its Consolidated Subsidiaries, as the case may be, or any interest or premium on such Indebtedness, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or a final court decision of $25,000,000 or more shall be rendered against AmerisourceBergen or any of its Consolidated Subsidiaries and (i) such amount remains unpaid and (ii) AmerisourceBergen or the relevant Consolidated Subsidiary does not, in good faith, contest such decision within the relevant statutory period; or
(g) the average of the Default Ratios, computed for each of the immediately preceding three months, shall exceed 0.50%; or the average of the Dilution Ratios, computed for each of the immediately preceding three months, shall exceed 4.25%; or the average of the

Delinquency Ratios, computed for each of the immediately preceding three months, shall exceed 2.25%; or the Days Sales Outstanding for any month shall exceed 25 days; or
(h) (i) a Collection Bank shall default or fail in the performance or observance of any agreement or duty applicable to it in respect of any Collection Account, and (A) the Servicer has not notified the Administrator (which shall promptly forward a copy to each Purchaser Agent), within two (2) Business Days after becoming aware of such continuing default or failure, of the action it intends to take to cure such default or failure or (B) if so requested by the Administrator, any Purchaser Agent or any Purchaser, the Seller has not established, within fifteen (15) Business Days of such default or failure, another Collection Account with a Collection Bank agreed upon by the Seller and the Administrator, or (ii) the Seller or the Servicer shall default or fail in the performance or observance of any covenant, agreement or duty set forth in Sections 8.2 or 8.3 hereof which is within the control of the Seller or the Servicer, as the case may be, and such default or failure shall continue for two (2) Business Days after notice thereof; or
(i) there shall be pending any litigation, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which the Seller or the Servicer is required to disclose pursuant to Section 7.1(i) or Section 7.3(m), respectively, hereof, which in the reasonable opinion of the Administrator, any Purchaser Agent or any Purchaser is likely to materially adversely affect the financial position or results of operations of the Seller or the Servicer or impair the ability of the Seller or the Servicer to perform its respective obligations under this Agreement; or
(j) there shall have occurred any event which could have a material adverse effect on (i) the ability of any Seller Party, any Originator or the Performance Guarantor to perform its obligations under any Transaction Document, (ii) the legality, validity or enforceability of any Transaction Document, (iii) the Administrator’s security interest in the Receivables generally or in any significant portion of the Receivables or the proceeds thereof, or (iv) the collectibility of the Receivables generally or of any material portion of the Receivables; or
(k) an Event of Bankruptcy shall occur with respect to the Seller, the Servicer, any Originator or the Performance Guarantor; or
(l) the Aggregate Invested Amount shall exceed the Purchase Limit; or
(m) the Net Pool Balance shall at any time be less than an amount equal to the sum of (i) the Aggregate Invested Amount plus (ii) the Required Reserve; or
(n) ABDC is replaced as Servicer pursuant to Section 8.1(a) or otherwise resigns as Servicer; or
(o) AmerisourceBergen shall default or fail in the performance or observance of any of the covenants set forth in Section 6.12 of the Credit Agreement as in effect on April 30, 2009 (without giving effect to any amendment, waiver, termination, supplement or other modification thereof unless consented to by the Required Purchaser Agents); or

(p) a final court decision for $11,625 or more shall be rendered against the Seller; or
(q) ABDC shall cease to own 100% of the capital stock of the Seller or the Performance Guarantor shall cease to own (directly or indirectly) 100% of the capital stock of each Originator; or
(r) ABDC shall (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person unless ABDC is the survivor of such transaction; or
(s) (i) definition of “Excluded Subsidiary” (clause (b) thereof), “Loan Parties,” “Securitization,” “Securitization Entity,” or “Designated Subsidiary” contained in the Credit Agreement is amended, modified or waived without the prior written consent of the Administrator and the Required Purchaser Agents; (ii) Section 6.01(b)(i), 6.02(e), 6.04 (the last sentence (other than clause (b) thereof) thereto), 6.05(b), 6.05(c), 6.08(b), 6.08(c), 6.08(d) or 6.09 (clause (i) of the first proviso thereto) of the Credit Agreement is amended, modified or waived without the prior written consent of the Administrator and the Required Purchaser Agents; or (iii) any other provision of (including by the addition of a provision) the Credit Agreement is amended, modified or waived without the prior written consent of the Administrator and the Required Purchaser Agents in any way which could materially and adversely impair the interests of the Administrator, any Purchaser Agent or any Purchaser in the Receivables, Related Security or Collections or could result in the creation of a Lien thereof; or
(t) the Performance Guarantor shall default or fail in the performance of any covenant or agreement set forth in the Performance Guaranty; or
(u) the “Termination Date” or any “Termination Event” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement; or
(v) this Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrator (for the benefit of Secured Parties) shall cease to have a valid and perfected first priority security interest in the Purchased Assets; or
(w) the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder; or
(x) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Purchased Assets or any assets of the Seller, Performance Guarantor or any Affiliate and such lien shall not have been released within seven (7) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Purchased Assets; or
(y) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Performance Guarantor or any of its ERISA Affiliates under the Internal Revenue Code or Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000.
Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrator may, or upon the direction of any Purchaser Agent shall, take any of the following actions: (i) replace the Person then acting as Servicer (ii) declare the Facility Termination Date for all Purchaser Groups to have occurred, whereupon Reinvestments shall immediately terminate and the Final Facility Termination Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided that, upon the occurrence of an Event of Bankruptcy with respect to any Seller Party, the Facility Termination Date for all Purchaser Groups shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) deliver the Collection Notices to the Collection Banks, (iv) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) notify Obligors of the Administrator’s security interest in the Receivables and other Purchased Assets. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrator, each Purchaser Agent and each Purchaser otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE X.
INDEMNIFICATION
Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Administrator, any Purchaser Agent, any Purchaser or any Funding Source may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Administrator, each Purchaser Agent, each Purchaser, each Funding Source and each of the respective assigns, officers, directors, members, partners, certificateholders, Administrators and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by any Indemnified Party of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder; excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(b) Indemnified Amounts to the extent the same results from losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(c) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by any Purchaser of Receivables as a loan or loans by any Purchaser to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;
provided that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of any Indemnified Party to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:
(i) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii) the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii) any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi) the commingling of Collections of Receivables at any time with other funds;
(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the Purchased Assets or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix) any Amortization Event of the type described in Section 9.1(k);
(x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any of the Purchased Assets from the applicable Originator, free and clear of any Lien (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi) any failure to vest and maintain vested in the Administrator for the benefit of the Secured Parties, or to transfer to the Administrator for the benefit of the Secured Parties, a valid first priority perfected security interests in the Purchased Assets, free and clear of any Lien (except as created by the Transaction Documents);
(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Assets, and the proceeds thereof, whether at the time of any Purchase or at any subsequent time;
(xiii) any action or omission by any Seller Party which reduces or impairs the rights of any Indemnified Party Portion with respect to any Purchased Assets or the value of any Purchased Assets;
(xiv) any attempt by any Person to void any Purchase or the Administrator’s security interest in the Purchased Assets under statutory provisions or common law or equitable action; and
(xv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Regulatory Change shall occur: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Purchaser Agent, Seller shall pay to such Purchaser Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction (subject to any limitations specifically with respect to this Section 10.2 set forth in the Fee Letters). For the avoidance of doubt, if the issuance of Financial Accounting Standards Board’s Interpretation No. 46, Statements of Financial Accounting Standards Nos. 166 and 167, any future statements or interpretations issued by the Financial Accounting Standards Board or any successor thereto or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Seller or any Conduit Purchaser with the assets and liabilities of the Administrator, any Purchaser Agent or any other Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section 10.2.
Section 10.3 Other Costs and Expenses. Seller shall pay to the Administrator, each Purchaser Agent and each Purchaser on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of its auditors auditing the books, records and procedures of Seller, rating agency fees, reasonable fees and out-of-pocket expenses of independent legal counsel with respect thereto and with respect to providing advice as to their respective rights and remedies under this Agreement but excluding salaries and similar overhead costs of each Purchaser Group and the Administrator (it being understood that, unless otherwise consented to by the Seller, the Administrator and each Purchaser Group shall endeavor to utilize the same counsel to the extent reasonably feasible). Seller shall pay to the Administrator, each Purchaser Agent and each Purchaser on demand any and all costs and expenses thereof, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.
Section 10.4 Ratings Confirmation.

(a) If any Funding Source or other Indemnified Party believes or anticipates that it may have a claim for compensation from the Seller as a result of a Regulatory Change, then, upon written request from the Administrator at the request and on behalf of such Funding Source or other Indemnified Party, the Servicer shall (at the Servicer’s own expense) make commercially reasonable efforts to obtain a rating (the “External Rating”) at least equal to “A” or the equivalent (the “Minimum Required Rating”), in form satisfactory to the Administrator, of the facility contemplated by this Agreement from a nationally-recognized rating agency reasonably acceptable to the Administrator within sixty (60) days from the date of such request from the Administrator. The Administrator shall promptly forward to each Purchaser Agent a copy of any such written request from the Administrator to the Servicer.
(b) If no External Rating is received within such sixty (60) day period, or if the External Rating actually given by such nationally-recognized rating agency is less than the Minimum Required Rating, then the Servicer may effect a Ratings Cure. The Servicer may effect only one such Ratings Cure prior to obtaining an External Rating that is equal to or better than the Minimum Required Rating. A “Ratings Cure” means the satisfaction by the Servicer of each of the following conditions: (x) prior to or on, or promptly following, the end of such initial sixty (60) day period, the Servicer notifies the Administrator and each Purchaser Agent of its intention to effect a Ratings Cure, (y) the Servicer takes, or causes the Seller to take, any actions permitted under this Agreement and the Receivables Sale Agreement that the Servicer reasonably believes would expedite or improve the External Rating and (z) within thirty (30) days following the end of such sixty (60) day period, the Servicer obtains an External Rating of the facility from a nationally-recognized rating agency reasonably acceptable to the Administrator and such External Rating is at least equal to the Minimum Required Rating.
(c) If any, but not all, of the Purchaser Agents declare the Facility Termination Date in accordance with clause (e) of the definition thereof, then the Seller may, at its sole expense and effort, upon not less than two (2) Business Days’ (or such shorter period agreed to by such Purchaser Agent) prior notice to each such Purchaser Agent that has declared the Facility Termination Date, each Purchaser Agent’s related Purchaser Group (each such Purchaser Agent, collectively with its related Purchaser Group, an “Exiting Purchaser Group”), the Administrator and each other Purchaser Agent, require such Exiting Purchaser Group to assign and delegate, without recourse, all of their respective interests, rights and obligation under this Agreement and the related Transaction Documents (and in accordance with and subject to the terms and provisions set forth in this Agreement, including, without limitation Article XII hereof) (i) on a pro rata basis to the non-Exiting Purchaser Groups willing, in their sole discretion, to accept such assignment (provided, that, if some, but not all, of the non-Exiting Purchaser Groups are willing to accept such assignment, such assignment may be made on a non pro rata basis) or (ii) if no non-Exiting Purchaser Groups are willing to accept such assignment, to a new Purchaser Group; provided, that, in connection with any such assignment under clause (i) or (ii) of this clause (c), such Exiting Purchaser Group shall have received an amount equal to the outstanding principal of its Invested Amount, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignees (to the extent of such outstanding principal and accrued interest and fees) or the Seller (in the case of all other amounts) (the “Exiting Purchaser Group Payoff Amount”). Upon the effectiveness of any such assignment contemplated in this clause (c), the members of the Exiting Purchaser Group shall cease to be parties to this Agreement and shall have no further rights, obligations or interest under the Transaction Documents (other than any rights, obligations or interests that by their terms expressly survive any termination thereof). The Exiting Purchaser Group’s receipt of payment in full of the Exiting Purchaser Group Payoff Amount in connection with any such assignment contemplated in this clause (c) will constitute payment in full and satisfaction in full of all of the Seller’s obligations to the Exiting Purchaser Group under the Transaction Documents (other than with respect to the indemnification and other liabilities and obligations which by their terms expressly survive any termination thereof). Nothing contained in Section 10.4 shall preclude any Purchaser or other Indemnified Party from demanding compensation from the Seller pursuant to Article 10 at any time and without regard to whether the Minimum Required Rating shall have been obtained, or shall require any Purchaser or any other Indemnified Party to obtain, or request the Servicer to obtain, any ratings on the facility evidenced by this Agreement prior to demanding any such compensation from the Seller. For the avoidance of doubt, if no assignments are made pursuant to the terms and conditions of this clause (c), then each Purchaser in an Exiting Purchaser Group shall continue to be an Exiting Purchaser for all purposes under this Agreement, including without limitation for purposes of clause third of Section 2.2(b) of this Agreement.
ARTICLE XI.
THE AGENTS
Section 11.1 Appointment and Authorization.
(a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints Bank of America, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Receivable Interests. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.
(b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such

Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.
(c) Except as otherwise specifically provided in this Agreement, the provisions of this Article XI are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.
(d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.
Section 11.2 Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 11.3 Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their directors, officers, members, partners, certificateholders, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Required Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in any Transaction Document. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, Originator or any of their Affiliates.
Section 11.4 Reliance by Agents.
(a) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.
(b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.
(c) The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.
(d) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.
Section 11.5 Notice of Amortization Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Unmatured Amortization Event unless such Purchaser Agent or Administrator has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that an Amortization Event or Unmatured Amortization Event has occurred hereunder and describing such Amortization Event or Unmatured Amortization Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning an Amortization Event or Unmatured Amortization Event as may be directed by the Required Purchaser Agents (unless such action otherwise requires the consent of all Purchaser Agents), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.
Section 11.6 Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact or Affiliates.
Section 11.7 Administrators and Affiliates. Each of the Purchasers and the Administrator and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, Servicer or any Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.
Section 11.8 Indemnification. Each Related Committed Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, members, partners, certificateholders, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer or any Originator and without limiting the obligation of the Seller, the Servicer, or any Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction).

Section 11.9 Successor Administrator. The Administrator may, upon at least five (5) days notice to the Seller and each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until a successor agent is appointed by the Required Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Article X and this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.
ARTICLE XII.
ASSIGNMENTS AND PARTICIPATIONS
Section 12.1 Successors and Assigns; Participations; Assignments.
(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, no Seller Party may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator and the Purchaser Agents.
(b) Participations. Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided that, no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.
(c) Assignments by Certain Related Committed Purchasers. Any Related Committed Purchaser may assign to one or more Persons (each a “Purchasing Related Committed Purchaser”), reasonably acceptable to the related Purchaser Agent, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Exhibit VIII with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent and the Administrator and so long as no Amortization Event has occurred with the consent of Seller (which consent shall not be unreasonably withheld). Any such assignment by Related Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing

Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a “Related Committed Purchaser” and any resulting adjustment of the selling Related Committed Purchaser’s Commitment.
(d) Assignments to Liquidity Providers and other Funding Source Providers. Any Conduit Purchaser may at any time grant to one or more of its Liquidity Providers or other Funding Source, participating interests (or voting rights or a security interest and right of foreclosure thereon) in its portion of the Receivable Interests. In the event of any such grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Funding Source, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Provider and Funding Source of any Conduit Purchaser hereunder shall be entitled to the benefits of Section 1.7.
(e) Other Assignment by Uncommitted Purchasers. Each party hereto agrees and consents (i) to any Uncommitted Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Receivable Interests (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program, if any, and (ii) to the complete assignment by any Uncommitted Purchaser of all of its rights and obligations hereunder to any other Person with prior notice to the other parties hereto, and upon such assignment such Uncommitted Purchaser shall be released from all obligations and duties, if any, hereunder; provided that, such Uncommitted Purchaser may not, without the prior consent of its Related Committed Purchasers (and, in the case of any assignment by an Uncommitted Purchaser that is not a Conduit Purchaser, unless an Amortization Event has occurred and is continuing, the Seller), make any such transfer of its rights hereunder unless the assignee (i) if it is a Conduit Purchaser, is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Uncommitted Purchaser and (iii) if it is a Conduit Purchaser, issues commercial paper with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser and, provided, further, that no such consent of the Seller shall be required if the assignee is a Purchaser, an Affiliate of a Purchaser or an Approved Fund. Any assigning Uncommitted Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Uncommitted Purchaser, assigning any portion of its interest in the Receivable Interests to its assignee. Such Uncommitted Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Receivable Interests and to enable the assignee to exercise or enforce any rights of such Uncommitted Purchaser hereunder. Upon the assignment of any portion of its interest in the Receivable Interests, the assignee shall have all of the rights hereunder with respect to such interest (except that the CP Costs therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser, if applicable, unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different CP Costs).

(f) Opinions of Counsel. If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of any Conduit Purchaser, each Transfer Supplement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Purchaser Agent may reasonably request.
ARTICLE XIII.
MISCELLANEOUS
Section 13.1 Waivers and Amendments.
(a) No failure or delay on the part of the Administrator, any Purchaser Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b) No provision of any Transaction Document may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b). Seller and the Administrator, with the consent of the Required Purchaser Agents, may enter into written modifications or waivers of any provisions of any Transaction Document; provided that, no such modification or waiver shall:
(i) without the consent of each Purchaser affected thereby, (A) extend the Facility Termination Date for the related Purchaser Group or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) change any fee payable to such Purchaser, (D) change the Invested Amount of any Receivable Interest, (E) amend, modify or waive any provision of the definition of Required Purchaser Agents, Section 9.1, Section 12.1(d), Section 12.1(e), this Section 13.1(b), Section 13.5, Section 13.6(b) or Section 13.13, (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Available Commitment,” “Commitment,” “Dilution Reserve,” “Eligible Receivable,” “Government Receivable Excess,” “Liquidity Agreement”, “Loss Reserve,” “Obligor Concentration Limit,” “Yield Reserve,” “Purchase Limit,” “Purchase Price,” “Rebate Reserve,” “Required Reserve,” “Required Reserve Factor Floor” “Servicing Fee Rate,” or “Servicing Reserve” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses ; or
(ii) without the written consent of the Administrator and each Purchaser Agent, amend, modify or waive any provision of any Transaction Document if the effect thereof is to affect the rights (including, without limitation, fees and indemnities) or duties of such Administrator or Purchaser Agent, and any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition.
Section 13.2 Notices. Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if sent via U.S. certified or registered mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2. Seller hereby authorizes the Administrator and each Purchaser Agent to effect Purchases and Interest Period and Yield Rate selections based on telephonic notices made by any Person whom such Administrator or Purchaser Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to such Administrator or Purchaser Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided that, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrator or any Purchaser Agent, the records of such Administrator or Purchaser Agent shall govern absent manifest error.
Section 13.3 Protection of Administrator’s Security Interest.
(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrator or any Purchaser Agent may request, to perfect, protect or more fully evidence the Administrator’s security interest in the Purchased Assets, or to enable the Administrator, any Purchaser Agent or any Purchaser to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event the Administrator may, or the Administrator may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Administrator (for the benefit of the Secured Parties) under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrator or its designee. Seller or the Servicer (as applicable) shall, at the Administrator’s request, withhold the identities of the Administrator, each Purchaser Agent and each Purchaser in any such notification.
(b) If any Seller Party fails to perform any of its obligations under Section 13.3(a) and notice of such failure is given to the Seller Party, the Administrator, any Purchaser Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Administrator at any time and from time to time in the sole discretion of the Administrator, and appoints the Administrator as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Administrator’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Administrator for the benefit of the Secured Parties in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrator in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrator’s security interest in the Purchased Assets, for the benefit of the Secured Parties. The Administrator shall provide the Seller with copies of any such filings. This appointment is coupled with an interest and is irrevocable. Each of the Seller Parties (A) hereby authorizes the Administrator to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Seller Party, in such form and in such offices as the Administrator reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrator hereunder, (B) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrator, consenting to the form and substance of such filing or recording document, and (C) approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrator in connection with the perfection of the security interests in favor of Seller or the Administrator.
Section 13.4 Confidentiality.
(a) Each of the parties hereto shall maintain and shall cause each of its employees, members, partners, certificateholders and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its directors, officers, members, partners, certificateholders and employees may (i) disclose such information to its accountants, attorneys, investors, potential investors, credit enhancers to the Purchasers and the agents or advisors of such Persons (“Excepted Persons”), provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the parties hereto that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Seller and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents; provided that the Persons permitted to make such disclosures under clauses (iii) and (iv) shall also include credit enhancers to the Purchasers. It is understood that the financial terms that may not be disclosed except in compliance with this Section 13.4(a) include, without limitation, all fees and other pricing terms, and all Amortization Events and priority of payment provisions.
(b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it obtained in connection with the transactions contemplated herein (i) to the Administrator, any Liquidity Agent, any Purchaser, any Purchaser Agent or any other Funding Source by each other, (ii) by the

Administrator, any Liquidity Agent, any Purchaser, any Purchaser Agent or any other Funding Source to any prospective or actual assignee or participant of any of them or (iii) by the Administrator, any Liquidity Agent, any Purchaser, any Purchaser Agent or any other Funding Source to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, members, partners, certificateholders, employees, accountants, advisors, and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Administrator, any Liquidity Agent, any Purchaser, any Purchaser Agent, any other Funding Source or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information if required to do so by any applicable statute, law, rule or regulation, or (iii) any other disclosure authorized by the Seller or Servicer.
Section 13.5 Bankruptcy Petition. Each party hereto hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes or other indebtedness of each Conduit Purchaser, it will not institute against or join any other Person in instituting against such Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 13.6 Limitation of Liability. (a) No claim may be made by any Seller Party or any other Person against the Administrator, any Purchaser Agent, any Purchaser or any other Funding Source or their respective Affiliates, directors, officers, members, partners, certificateholders, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, and (b) no Purchaser shall have any obligation to pay any amounts owing hereunder unless and until such Purchaser has received such amounts pursuant to its portion of the Receivable Interests and such amounts are not necessary to pay outstanding commercial paper notes or other outstanding indebtedness of such Purchaser. In addition, each party hereto hereby agrees that no liability or obligation of any Purchaser hereunder for fees, expenses or indemnities shall constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against such Purchaser unless such Purchaser has received cash from its portion of the Receivable Interests sufficient to pay such amounts, and such amounts are not necessary to pay outstanding commercial paper notes or other indebtedness of such Purchaser.
Section 13.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW

(EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF SELLER OR THE OWNERSHIP OR SECURITY INTEREST OF THE ADMINISTRATOR (FOR THE BENEFIT OF THE SECURED PARTIES) IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 13.8 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATOR, ANY PURCHASER AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE ADMINISTRATOR , ANY PURCHASER AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE ADMINISTRATOR, ANY PURCHASER AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
Section 13.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 13.10 Integration; Binding Effect; Survival of Terms.
(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Section 13.4, Section 13.5 and Section 13.6 shall be continuing and shall survive any termination of this Agreement.
(c) Each of the Seller Parties, and the Administrator, the Purchaser Agents and the Purchasers hereby acknowledges and agrees that the Funding Sources are hereby made express third party beneficiaries of this Agreement and each of the other Transaction Documents as in effect from time to time.
Section 13.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 13.12 Characterization.
(a) It is the intention of the parties hereto that each Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which Purchase shall provide the Administrator (for the benefit of the Secured Parties) with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to Seller; provided that (i) Seller shall be liable to the Administrator, the Purchaser Agents and the Purchasers for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Administrator, any Purchaser Agent or any Purchaser or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.
(b) In addition to any ownership interest which the Administrator or any Purchaser may from time to time acquire pursuant hereto, Seller hereby grants to the Administrator for the benefit of Secured Parties a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Administrator, on behalf of Secured Parties, shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
Section 13.13 Amendment and Restatement. This Agreement amends and restates the Original Agreement. This Agreement shall not effect a novation of the obligations of the parties under the Original Agreement, but instead shall be merely a restatement and, where applicable, an amendment of the terms governing such obligations. The parties hereto acknowledge and consent to the amendment or amendment and restatement of any of the other Transaction Documents, as applicable, entered into in connection herewith on the Closing Date.
Section 13.14 Ratification by Performance Guarantor. The Performance Guarantor consents to the amendment and restatement hereof and any other amendment to any other Transaction Document entered into in connection herewith and agrees that this Agreement and all other Transaction Documents as so amended, remain in full force and effect. The Performance Undertaking is hereby ratified and reaffirmed by the Performance Guarantor.
<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller
By:	/s/ J. F. Quinn
	Name:	J. F. Quinn
	Title:	Vice President and Corporate Treasurer

Address:	Amerisource Receivables Financial Corporation P. O. Box 8985 Wilmington, DE 19899
Attention:	Jack Quinn
Telephone:	(610) 727-7453
Facsimile:	(610) 727-3639

AMERISOURCEBERGEN DRUG CORPORATION, as Servicer
By:	/s/ J. F. Quinn
	Name:	J. F. Quinn
	Title:	Vice President and Corporate Treasurer

Address:	AmerisourceBergen Drug Corporation 1300 Morris Drive Chesterbrook, PA 19087
Attention:	Jack Quinn
Telephone:	(610) 727-7116
Facsimile:	(610) 727-3639

S-1	Amended and Restated Receivables Purchase Agreement (ARFC)

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrator
By:	/s/ Nina Austin
	Name:	Nina Austin
	Title:	Vice President

Address:	Bank of America, National Association 214 North Tryon Street, 21st Floor NC1-027-21-01 Charlotte, NC 28255
Attention:	ABCP Conduit Group
Telephone:	(980) 386-7922
Facsimile:	(704) 388-9169

BANK OF AMERICA, NATIONAL ASSOCIATION, as an Uncommitted Purchaser and as Purchaser Agent and Related Committed Purchaser for Bank of America, National Association
By:	/s/ Nina Austin
	Name:	Nina Austin
	Title:	Vice President

Address:	Bank of America, National Association 214 North Tryon Street, 21st Floor NC1-027-21-01 Charlotte, NC 28255
Attention:	ABCP Conduit Group
Telephone:	(980) 386-7922
Facsimile:	(704) 388-9169
Commitment: $155,000,000 Scheduled Facility Termination Date: April 28, 2011

S-2	Amended and Restated Receivables Purchase Agreement (ARFC)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Uncommitted Purchaser
By:	/s/ Elizabeth R. Wagner
	Name:	Elizabeth R. Wagner
	Title:	Managing Director

Address:	Wells Fargo Bank, National Association Six Concourse Parkway Suite 1450 Atlanta, GA 30328
Telephone:	404-732-0819
Facsimile:	404-732-0851

Attention:	Elizabeth R. Wagner
Telephone:	(404) 214-5456
Facsimile:	(404) 214-5481

Attention:	Tim Brazeau
Telephone:	(404) 732-0822
Facsimile:	(404) 732-0851

Attention:	Ryan Tozier
Telephone:	(404) 732-0812
Facsimile:	(404) 732-0851

S-3	Amended and Restated Receivables Purchase Agreement (ARFC)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent and Related Committed Purchaser for Wells Fargo Bank, National Association
By:	/s/ Elizabeth R. Wagner
	Name:	Elizabeth R. Wagner
	Title:	Managing Director

Address:	Wells Fargo Bank, National Association Six Concourse Parkway Suite 1450 Atlanta, GA 30328
Telephone:	404-732-0819
Facsimile:	404-732-0851

Attention:	Elizabeth R. Wagner
Telephone:	(404) 214-5456
Facsimile:	(404) 214-5481

Attention:	Tim Brazeau
Telephone:	(404) 732-0822
Facsimile:	(404) 732-0851

Attention:	Ryan Tozier
Telephone:	(404) 732-0812
Facsimile:	(404) 732-0851

Commitment: $120,000,000

Scheduled Facility Termination Date: April 28, 2011

S-4	Amended and Restated Receivables Purchase Agreement (ARFC)

LIBERTY STREET FUNDING LLC, as an Uncommitted Purchaser
By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President
Address:
Liberty Street Funding LLC
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 2310
New York, New York 10036
Attention: Jill A. Russo
Telephone No.: (212) 295-2742
Facsimile No.: (212) 302-8767

THE BANK OF NOVA SCOTIA, as Purchaser Agent and Related Committed Purchaser for Liberty Street Funding LLC
By:	/s/ Darren Ward
	Name:	Darren Ward
	Title:	Director
Address:
The Bank of Nova Scotia
One Liberty Plaza
New York, New York 10006
Attention: Darren Ward
Telephone No.: (212) 225-5264
Facsimile No.: (212) 225-5274
Commitment: $145,000,000
Scheduled Facility Termination Date: April 28, 2011

S-5	Amended and Restated Receivables Purchase Agreement (ARFC)

MARKET STREET FUNDING LLC, as an Uncommitted Purchaser
By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Vice President
c/o AMACAR Group, L.L.C.
6525 Morrison Boulevard,
Suite 318
Charlotte, NC 28211
United States of America

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent and Related Committed Purchaser for Market Street Funding LLC
By:	/s/ William P. Falcon
	Name:	William P. Falcon
	Title:	Vice President
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: William Falcon
Telephone: (412) 762-5442
Telecopy: (412) 705-2759
Commitment: $50,000,000
Scheduled Facility Termination Date: April 28, 2011

S-6	Amended and Restated Receivables Purchase Agreement (ARFC)

VICTORY RECEIVABLES CORPORATION, as an Uncommitted Purchaser
By:	/s/ Frank B. Bilotta
	Name:	Frank B. Bilotta
	Title:	President
Address for notice:
Global Securitization Services, LLC
114 West 47th Street
Suite 2310
New York, New York 10036
Attn: Frank Bilotta

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Purchaser Agent for Victory Receivables Corporation
By:	/s/ Ichinari Matsui
	Name:	Ichinari Matsui
	Title:	SVP & Group Head
Address for notice:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Investment Banking Division for the Americas
1251 Avenue of the Americas
New York, NY 10020
Attn: Hermina Batson
Tel. (212) 782-4908
Fax: (212) 782-6448
Email: hbatson@us.mufg.jp

S-7	Amended and Restated Receivables Purchase Agreement (ARFC)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Related Committed Purchaser for Victory Receivables Corporation
By:	/s/ Brian McNany
	Name:	Brian McNany
	Title:	Authorized Signatory
Address for notice:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Investment Banking Division for the Americas
1251 Avenue of the Americas
New York, NY 10020
Attn: Chris Pohl
Tel. (212) 782-4911
Fax: (212) 782-6448
Email: cpohl@us.mufg.jp
Commitment: $145,000,000
Scheduled Facility Termination Date: April 28, 2011

S-8	Amended and Restated Receivables Purchase Agreement (ARFC)

WORKING CAPITAL MANAGEMENT CO., LP, as Uncommitted Purchaser and as Related Committed Purchaser for Working Capital Management Co., LP
By:	/s/ Shinichi Nochiide
	Name:	Shinichi Nochiide
	Title:	Attorney-in-Fact
Address for notice:
Working Capital Management Co., LP
c/o Mizuho Corporate Bank, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attention: Conduit Management Group
Commitment: $85,000,000
Scheduled Facility Termination Date: April 28, 2011

MIZUHO CORPORATE BANK, LTD., as Purchaser Agent for Working Capital Management Co., LP
By:	/s/ Bertram Tang
	Name:	Bertram Tang
	Title:	Authorized Signatory
Address for notice:
Mizuho Corporate Bank, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attention: Corporate Finance Division

S-9	Amended and Restated Receivables Purchase Agreement (ARFC)

ACKNOWLEDGED AND AGREED: AMERISOURCEBERGEN CORPORATION, as Performance Guarantor
By:	/s/ J. F. Quinn
	Name:	J. F. Quinn
	Title:	Vice President and Corporate Treasurer

S-10	Amended and Restated Receivables Purchase Agreement (ARFC)

EXHIBIT I
DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accordion Confirmation” has the meaning set forth in Section 1.1(b)(vi).
“ Accordion Group Commitment” means with respect to any Purchaser Group, the aggregate amount of any increase in such Purchaser Group’s Group Commitment pursuant to Section 1.1(b) consented to by the Purchaser Agent on behalf of the Purchasers in such Purchaser Group.
“Accordion Invested Amount” means, with respect to any Purchaser and its related Invested Amount, the portion, if any, of such Invested Amount being funded or maintained by such Purchaser under its Purchaser Group’s Accordion Group Commitment.
“Accordion Period” has the meaning set forth in Section 1.1(b).
“ Accordion Purchase Limit” means the aggregate of the amount of any increase to the Purchase Limit pursuant to Section 1.1(b) consented to by the Increasing Purchaser Groups (and as such amount may be decreased in connection with any Exiting Purchaser); provided, that the Accordion Purchase Limit shall in no event exceed $250,000,000 without the consent of all Purchaser Agents.
“Accordion Ratable Share” means, for each Purchaser Group (other than those comprised of Exiting Purchasers), such Purchaser Group’s Accordion Group Commitment divided by the aggregate Accordion Group Commitments of all Purchaser Groups (other than those comprised of Exiting Purchasers).
“Account Disclosure Letter” means that certain letter from the Seller and the Servicer to the Administrator and each Purchaser Agent, setting forth each Lock-Box and Collection Account to which Collections are remitted.
“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.
“Administrator” has the meaning set forth in the preamble to this Agreement.
“Affiliate” shall mean, with respect to a Person, any other Person, which directly or indirectly controls, is controlled by or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Invested Amount” means, on any date of determination, the aggregate Invested Amount of all Receivable Interests of all Purchasers outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.
“Aggregate Unpaids” means, at any time, an amount equal to the sum of (i) the Aggregate Invested Amount, plus (ii) all Recourse Obligations (whether due or accrued) at such time.
“Agreement” means this Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Alternate Base Rate” means, for any day for any Purchaser (a) the rate per annum equal to (i) two percent (2.00%) above the LIBO Rate or (ii) if the LIBO Rate is not available in accordance with Section 4.4, the greater of (x) the Prime Rate and (y) one-half of one percent (0.50%) above the Federal Funds Effective Rate or (b) any other rate designated as the “Alternate Base Rate” for such Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party (as a Purchaser) to the Agreement, or any other written agreement among such Purchaser to the Seller, the Servicer, the related Purchaser Agent and the Administrator from time to time. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.
“AmerisourceBergen” shall mean AmerisourceBergen Corporation, a Delaware corporation.
“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Seller Party, (iii) the Business Day specified in a written notice from the Administrator following the occurrence of any other Amortization Event, and (iv) the date which is 30 days after the Administrator’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
“Amortization Event” has the meaning specified in Article IX.
“Applicable Originator” shall mean the Originator which generated a specific Receivable (or Receivables).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Purchaser, an Affiliate of a Purchaser or an entity or an Affiliate of an entity that administers or manages a Purchaser.
“Assumption Agreement” means an agreement substantially in the form set forth in Exhibit VII to the Agreement.
“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.
“Available Commitment” means, with respect to each Related Committed Purchaser the excess, if any, of such Related Committed Purchaser’s Commitment over the amount funded as of such date by such Related Committed Purchaser with respect to outstanding principal of the

Receivable Interests under the Liquidity Agreement for the Conduit Purchaser, if any, in the related Purchaser Group.
“Bank Funding” means the funding of a Receivable Interest hereunder by any Purchaser other than through the issuance of Commercial Paper and that is not a Liquidity Funding.
“Bank of America” means Bank of America, National Association, in its individual capacity and its successors.
“Bank Rate” means, with respect to each Receivable Interest that is funded through a Bank Funding, (a) the LIBO Rate or (b) if the LIBO Rate is not available in accordance with Section 4.4, the Alternate Base Rate.
“Bank Rate Funding” means a Bank Funding or a Liquidity Funding.
“Broken Funding Costs” means for any Receivable Interest which: (i) has its Invested Amount reduced (I) if funded with Commercial Paper, without compliance by Seller with the notice requirements hereunder or (II) if funded by reference to (x) the Yield Rate and based upon the LIBO Rate, on any date other than the Settlement Date or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned by any Conduit Purchaser to the Liquidity Providers under the related Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the applicable Purchaser Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Invested Amount is allocated to another Receivable Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Invested Amount for the new Receivable Interest, and (y) to the extent such Invested Amount is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Invested Amount not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess (net of any amounts due to such Purchasers). All Broken Funding Costs shall be due and payable hereunder upon written demand.
“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Philadelphia, Pennsylvania or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the Yield Rate and based upon the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.
“Calculation Period” means a calendar month.

“Capitalized Lease” of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Performance Guarantor.
“Closing Date” has the meaning set forth in Section 6.1.
“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit I to the Account Disclosure Letter.
“Collection Account Agreement” means an agreement substantially in the form of Exhibit V among Servicer, Seller, the Administrator and a Collection Bank and, if applicable, an Originator.
“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.
“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit V, from the Administrator to a Collection Bank.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
“Commercial Paper” means, with respect to any Conduit Purchaser, (a) promissory notes issued by such Conduit Purchaser in the commercial paper market or (b) on any day, any short-term notes or any other form of debt issued by or on behalf of such Conduit Purchaser in the ordinary course of its financing business or obligations pursuant to interest rate basis swaps entered into in connection with the issuance of such short-term notes.
“Commitment” means, with respect to each Related Committed Purchaser, the aggregate maximum amount which such Purchaser is obligated to pay hereunder on account of all Purchases, as set forth below its signature to this Agreement or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 12.1 or in connection with a reduction or an increase in the Purchase Limit pursuant to Section 1.1(b) or (c) of the Agreement.
“Commitment Percentage” means, for each Related Committed Purchaser in a Purchaser Group, such Related Committed Purchaser’s Available Commitment divided by the total of all Available Commitments of all Related Committed Purchasers in such Purchaser Group.
“Conduit Purchasers” means each Uncommitted Purchaser that is a commercial paper conduit.

“Consolidated Subsidiary” shall mean, at any date, for any Person, any Subsidiary or other entity the accounts of which would be consolidated under GAAP with those of such Person in its consolidated financial statements as of such date.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
“CP Costs” means, for each day for any Conduit Purchaser (a) the “weighted average cost” (as defined below) for such day related to the issuance of Commercial Paper by such Conduit Purchaser that is allocated, in whole or in part by such Conduit Purchaser, to fund all or part of its Purchases (and which may also be allocated in part to the funding of other assets of such Conduit Purchaser) or (b) any other amount designated as the “CP Costs” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Conduit Purchaser becomes a party (as a Conduit Purchaser) to the Agreement, or any other written agreement among such Conduit Purchaser, the Seller, the Servicer, the related Purchaser Agent and the Administrator from time to time. As used in this definition, the “weighted average cost” shall consist of (A) the actual interest rate (or discount) paid to purchasers of Commercial Paper issued by such Conduit Purchaser, together with the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper (B) the costs associated with the issuance of such Commercial Paper, including without limitation, issuing and paying agent fees incurred with respect to such Commercial Paper, (C) any incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser under this Agreement and (D) interest on other borrowing or funding sources by such Conduit Purchaser, including, without limitation, (i) to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, (ii) bridge loans, (iii) market disruption loans, (iv) subordinate notes and (v) voluntary advance facilities. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the applicable Purchaser Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Invested Amount associated with any such Incremental Purchase shall, during such period, be deemed to be funded by such Conduit Purchaser in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period to the Seller.
“Credit Agreement” shall mean the Credit Agreement dated as of November 14, 2006, among AmerisourceBergen, the borrowing subsidiaries from time to time party thereto, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Europe Limited, as London Agent, and The Bank of Nova Scotia, as Canadian Agent, as in effect on April 30, 2009 (without giving effect to any amendment, waiver, termination, supplement or other modification thereof thereafter unless consented to by the Required Purchaser Agents).
“Credit and Collection Policy” means, as applicable, each of the Servicer’s or the Applicable Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and provided to the Administrator and each Purchaser Agent, as modified from time to time in accordance with this Agreement.
“Credit Memo Lag Time” means, with respect to any Receivable, the greater of (a) 30 and (b) the weighted average of the credit memo lag times in days between the date of invoice of such Receivable and the date of issuance of a credit memo with respect to such Receivable (weighted based on the amount of such credit memo when issued), as determined by the Servicer based upon the results of the most recent agreed upon procedures audit, such Credit Memo Lag Time to be recalculated by the Servicer upon each subsequent agreed upon procedures audit and effective with the first Settlement Reporting Date following such recalculation (with the Credit Memo Lag Time as so recalculated remaining in effect until the next Credit Memo Lag Time recalculation). On and after delivery of the agreed upon procedures audit next completed after April 30, 2009, the “Credit Memo Lag Time” will be calculated based upon a random sample of not less than 75 credit memos. As of April 30, 2009, the Credit Memo Lag Time is 54.2.
“Cut-Off Date” means the last day of a Calculation Period.
“Daily Eurodollar Rate” means, on any date of determination, the rate per annum at which Dollar deposits in immediately available funds are offered to the eurodollar office of the Administrator two Business Days prior to such date of determination by prime banks in the interbank eurodollar market at or about 11:00 a.m., New York City time for a thirty day period.
“Days Sales Outstanding” means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate Outstanding Balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.
“Deemed Collections” means Collections deemed received by Seller under Section 1.4(a).
“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate amount of Receivables originated by the Originators during the four Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.
“Default Rate” means a rate per annum equal to the sum of (a) the greater of (i) the Prime Rate and (ii) one-half of one percent (0.50%) above the Federal Funds Effective Rate and (b) 2.00%.
“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate amount of receivables originated by the Originators during the Calculation Period occurring five months prior to the Calculation Period ending on such Cut-Off Date.
“Defaulted Receivable” means a Receivable (without duplication): (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, should be written off Seller’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date for such payment (determined without regard to any extension of the due date pursuant to Section 8.2(d)). The Outstanding Balance of any Defaulted Receivable shall be determined without regard to any credit memos or credit balances.
“Defaulting Purchaser” means (i) any Related Committed Purchaser that has failed to make any Incremental Purchase required to be made by it hereunder pursuant to Section 1.2 within two Business Days of the date required to be made by it hereunder or (ii) any Conduit Purchaser whose Commercial Paper has a short term unsecured debt rating of less than A-1 by S&P or P-1 by Moody’s.
“Defaulting Purchaser Group” means, for each Defaulting Purchaser, such Defaulting Purchaser, the other Purchasers in such Defaulting Purchaser’s Purchaser Group and its related Purchaser Agent.
“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61-120 days from the original due date for such payment (determined without regard to any extension of the due date pursuant to Section 8.2(d)). The Outstanding Balance of any Delinquent Receivable shall be determined without regard to any credit memos or credit balances.
“Demand Advance” means any advance made by Seller to ABDC at any time while it is acting as the Servicer, which advance (a) is payable upon demand, (b) is not evidenced by an instrument, chattel paper or a certificated security, (c) bears interest at a market rate determined by Seller and the Servicer from time to time, (d) is not subordinated to any other Indebtedness or obligation of the Servicer, and (e) may not be offset by ABDC against amounts due and owing from Seller to it under its Subordinated Note; provided that no Demand Advance may be made after the Final Facility Termination Date or on any date prior to the Final Facility Termination Date on which an Amortization Event or an Unmatured Amortization Event exists and is continuing.
“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).
“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), equal to the product of (a) the ratio computed by dividing (i) the Credit Memo Lag Time as of such Cut-Off Date, by (ii) 30 and (b) the ratio computed by dividing (i) the aggregate amount of receivables originated by the Originators during the most recent Calculation Period ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during the Calculation Period prior to the Calculation Period ending on such Cut-Off Date.
“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of:
(a) the sum of (i) 2.25 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times
(b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.
“Dilution Volatility Component” means the product (expressed as a percentage) of (i) the difference between (a) the highest Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.
“Dispute” shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.
“DOD Receivable” means a Receivable the Obligor of which is the United States Department of Defense.
“Dollar” and “$” shall mean lawful currency of the United States of America.
“Eligible Receivable” means, at any time, a Receivable:
(a) which complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;
(b) which constitutes an “account”, “chattel paper” or a “general intangible” as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Administrator’s (for the benefit of the Secured Parties) ownership and security interest therein, and is not evidenced by an “instrument,” as defined in the UCC as so in effect;
(c) which was originated in connection with a sale of goods or the provision of services by the Applicable Originator in the ordinary course of its business to an Obligor who was approved by the Applicable Originator in accordance with its Credit and Collection Policy, and which Obligor is not an Affiliate of the Seller or the Applicable Originator;

(d) which (i) arises from a Contract and has been billed, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract and (ii) arises from a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Applicable Originator or the Seller under such Contract and (B) does not contain any provision that restricts the ability of the Administrator, any Purchaser Agent or any Purchaser to exercise its rights under this Agreement (or the Receivables Sale Agreement), including, without limitation, the right to review the Contract;
(e) which is genuine and constitutes a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms, and which is not subject to any Disputes or other offsets, counterclaims, defenses or contra accounts;
(f) which provides for payment in Dollars and is to be paid in the United States by the related Obligor;
(g) which directs payment thereof to be sent to a Lock-Box or the Collection Account;
(h) which has not been repurchased by any Originator pursuant to the repurchase provisions of the Receivables Sale Agreement;
(i) which is not a Defaulted Receivable or Delinquent Receivable;
(j) which has a related Obligor who (i) is not more than 60 days past due on greater than 35% of the aggregate Outstanding Balance of such Receivable and other receivables generated by the Applicable Originator and (ii) is not the subject of a current Event of Bankruptcy and has not been the subject of an Event of Bankruptcy during the prior 24 months unless otherwise agreed to in writing by the Administrator and the Required Purchaser Agents;
(k) which has a related Obligor that is a Person domiciled in the United States of America;
(l) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract or the sale of the Receivable Interests to the Purchasers, or the pledge of the security interest to the Administrator (for the benefit of the Secured Parties), hereunder unlawful, invalid or unenforceable and which is not subject to any legal limitation on transfer;
(m) which is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement;
(n) for which all goods, services, and other products and transactions in connection with such Receivable have been finally performed or delivered to and accepted by the Obligor without Dispute;

(o) which does not provide the Obligor with the right to obtain any cash advance thereunder;
(p) which has not been selected in a manner materially adverse to any Purchaser;
(q) which by its terms has Invoice Payment Terms of up to 30 days; provided, that Receivables due from Walgreen Co. may have Invoice Payment Terms of up to 34 days (“Walgreen Extended Term Receivables”); provided, further, that an amount not to exceed 5% of aggregate of all outstanding Receivables, excluding Walgreen Extended Term Receivables, may have Invoice Payment Terms of between 31 and 60 days; and provided, further, that an amount not to exceed 5% of aggregate of all outstanding Receivables may have Invoice Payment Terms of between 61 and 90 days;
(r) which is an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time;
(s) which is not of a type that has been disqualified by S&P or Moody’s for any other reason;
(t) which is not payable in installments (except for Receivables related to opening orders);
(u) which is not evidenced by a promissory note;
(v) which has terms which have not been modified, impaired, waived, altered, extended or renegotiated since the initial sale or provision of service to an Obligor in any way not provided for in this Agreement; and
(w) which is not a DOD Receivable.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Performance Guarantor or ABDC within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a complete or partial withdrawal from a Multiemployer Plan that would result in liability to Performance Guarantor or any ERISA Affiliate, or the receipt or delivery by Performance Guarantor or any ERISA Affiliate of any notice with respect to any Multiemployer Plan concerning the imposition of liability as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA; (c) a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (d) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) the PBGC or a plan administrator shall, or shall indicate its intention in writing to the Seller, Performance Guarantor or any ERISA Affiliate to, terminate any Pension Plan or appoint a trustee to administer any Pension Plan; (f) Performance Guarantor or any ERISA Affiliate incurs liability under Title IV of ERISA with respect to the termination of any Pension Plan; or (g) a failure by any Pension Plan to satisfy the minimum funding standards (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) applicable to such Pension Plan, in each instance, whether or not waived.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
“Excepted Persons” has the meaning set forth in Section 13.4.
“Exiting Purchaser” means each Purchaser in a Purchaser Group for which the Facility Termination Date has occurred (it being understood that if an Exiting Purchaser has multiple Scheduled Facility Termination Dates for its Commitment, then such Purchaser shall only be considered an Exiting Purchaser to the extent its Invested Amount exceeds the portion of its Commitment with respect to which the Scheduled Facility Termination Date has not yet occurred).
“Exiting Purchaser Group” has the meaning set forth in Section 10.4(c).
“Exiting Purchaser Group Payoff Amount” has the meaning set forth in Section 10.4(c).
“External Rating” has the meaning set forth in Section 10.4(a).

“Facility Account” means that certain account of the Seller maintained at J.P. Morgan Chase Bank and as set forth in that certain letter dated as of April 30, 2009 from the Seller to the Purchaser Agents.
“Facility Termination Date” means, for any Group Commitment (or portion thereof), the earliest to occur of: (a) the Scheduled Facility Termination Date for such Group Commitment (or portion thereof), (b) the date determined pursuant to Section 1.1(d)(ii), (c) the date determined pursuant to Section 9.2, (d) the Amortization Date, (e) with respect to any Purchaser Group, if the facility is unrated or assigned a rating less than the Minimum Required Rating as and when required in accordance with Section 10.4 after giving effect to any applicable grace periods set forth therein, the date such Purchaser Group’s Purchaser Agent, in its sole discretion, declares, upon at least ten (10) Business Days’ notice to the Seller, as the “Facility Termination Date” for such Purchaser Group and (f) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement.
“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
“Federal Funds Effective Rate” means, for any period for any Purchaser, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the related Purchaser Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” means each fee letter with respect to this Agreement among Seller, ABDC and the applicable Purchaser Agent, as it may be amended, restated or otherwise modified and in effect from time to time.
“Final Facility Termination Date” means the latest Facility Termination Date to occur for all the Purchaser Groups.
“Final Payout Date” means the date on which all Aggregate Unpaids have been paid in full and the Purchase Limit has been reduced to zero.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Fiscal Year” shall mean each year ending September 30, which is the fiscal year of the Seller and the Servicer for accounting purposes.
“Funding Agreement” means (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of any Conduit Purchaser.

“Funding Source” means (i) the Administrator, any Purchaser Agent or any Liquidity Provider or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit Purchaser.
“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.
“Government Receivable Excess” means, the amount by which the aggregate Outstanding Balance of all Government Receivables exceeds an amount equal to 10.00% of the Outstanding Balance of all Eligible Receivables.
“Government Receivables” shall mean, at the time, any Receivables for which the related Obligor is the United States of America, any State or local government or any Federal or state agency or instrumentality or political subdivision thereof.
“Group Commitment” means with respect to any Purchaser Group the aggregate of the Commitments of each Purchaser within such Purchaser Group.
“Group Invested Amount” means with respect to any Purchaser Group, an amount equal to the aggregate Invested Amount of all the Purchasers within such Purchaser Group.
“Guarantee” shall mean, as applied to any Indebtedness, (i) a guarantee (other than by endorsement for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness or (ii) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. The amount of any Guarantee shall be deemed to be the maximum amount of the Indebtedness guaranteed for which the guarantor could be held liable under such Guarantee.
“Increasing Purchaser Group” has the meaning set forth in Section 1.1(b).
“Incremental Purchase” means a purchase of one or more Receivable Interests which increases the total outstanding Aggregate Invested Amount hereunder.
“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all Guarantees of such Person, (viii) the principal portion of all obligations of such Person under Capitalized Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, (xii) the principal balance outstanding under any securitization transaction and (xiii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.
“Indemnified Amounts” has the meaning specified in Section 10.1.
“Indemnified Party” has the meaning specified in Section 10.1.
“Independent Director” shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years: (A) a director, officer, employee or affiliate of Performance Guarantor, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller), or (B) the beneficial owner (at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.
“Interest Period” means with respect to any Receivable Interest funded through a Bank Rate Funding:
(a) the period commencing on the date of the initial funding of such Receivable Interest through a Bank Rate Funding and including on, but excluding, the Business Day immediately preceding the next following Settlement Date; and
(b) thereafter, each period commencing on, and including, the Business Day immediately preceding a Settlement Date and ending on, but excluding, the Business Day immediately preceding the next following Settlement Date.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.
“Invested Amount” of any Receivable Interest means, at any time, (A) the Purchase Price of such Receivable Interest paid by the Purchasers, minus (B) the sum of the aggregate amount of Collections and other payments received by the applicable Purchaser Agent which in each case are applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; provided that such Invested Amount shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
“Invoice Payment Terms” means, with respect to any Receivable, the number of days following the date of the related original invoice by which such Receivable is required to be paid in full, as set forth in such original invoice.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.
“LIBO Rate” means, on any date of determination:
(a) in the case of Wells Fargo, the LIBOR Market Index Rate;
(b) in the case of any Purchaser other than Wells Fargo, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by dividing (x) the Daily Eurodollar Rate for such date of determination, by (y) 1 minus the Reserve Percentage for such date of determination; and
(c) in the case of any Purchaser, any other rate designated as the “LIBO Rate” for such Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party (as a Purchaser) to the Agreement, or any other written agreement among such Purchaser to the Seller, the Servicer, the related Purchaser Agent and the Administrator from time to time.
The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%. The “Reserve Percentage” means, with respect to any date of determination, the then maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) applicable to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”) pursuant to Regulation D for a thirty day period. The LIBO Rate shall be adjusted with respect to any Receivable Interest funded at the Alternate Base Rate and based upon the LIBO Rate that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date.
“LIBOR Market Index Rate” means, on any date of determination, the three-month Eurodollar rate for Dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator or applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Lien” means, in respect of the property of any Person, any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.
“Liquidity Agent” means each of the banks acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.
“Liquidity Commitment” means, as to each Liquidity Provider, its commitment under the Liquidity Agreement (which generally will equal 102% of its Commitment hereunder).
“Liquidity Funding” means a purchase by any Liquidity Provider pursuant to its Liquidity Commitment (or by any other Funding Source pursuant to its commitment under a bridge loan agreement or other voluntary advance facility) of all or any portion of, or any undivided interest in, a Receivable Interest.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.
“Location” shall mean, with respect to the Seller, any Originator or the Servicer, the place where the Seller, such Originator or the Servicer, as the case may be, is “located” (within the meaning of Section 9-307, or any analogous provision, of the UCC, in effect in the jurisdiction whose Law governs the perfection of the Administrator’s (for the benefit of the Secured Parties) interests in any Purchased Assets).
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit I to the Account Disclosure Letter.
“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.25, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.
“Minimum Required Rating” has the meaning set forth in Section 10.4(a).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a “multiemployer plan”, within the meaning of Section 4001 (a) (3) of ERISA, to which Performance Guarantor or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.
“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor, (ii) the Rebate Reserve and (iii) the Government Receivable Excess.
“Non-Accordion Purchase Limit” means the Purchase Limit without giving effect to any increases or decreases pursuant to Section 1.1(b) of the Agreement.
“Obligor” shall mean, for any Receivable, each and every Person who purchased goods or services on credit under a Contract and who is obligated to make payments to an Originator or the Seller as assignee thereof pursuant to such Contract.
“Obligor Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and/or Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

		Allowable % of
S&P Rating	Moody’s Rating	Eligible Receivables
A-1	P-1	16.00%
A-2	P-2	8.00%
A-3	P-3	5.00%
Below A-3 or not rated by either S&P or Moody’s	Below P-3 or not rated by either S&P or Moody’s	3.00%
; provided that, (a) if any Obligor is rated by both S&P and Moody’s and has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, (c) if any Obligor is rated by only one of S&P and Moody’s, the applicable rating will be the rating assigned to such Obligor by S&P or Moody’s, as applicable and (d) subject to satisfaction of the Rating Agency Condition and an increase in the percentage set forth in clause (a)(i) of the definition of “Required Reserve,” upon Seller’s request from time to time, the Administrator and each Purchaser Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the Administrator or any Purchaser Agent upon not less than five (5) Business Days’ written notice to the Seller. As of April 30, 2009, Medco Health Solutions Inc. and Kaiser Permanente shall have a Special Concentration Limit of 5.75% and 4.90%, respectively.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Original Agreement” has the meaning set forth in paragraph 4 of the Preliminary Statements.
“Originator” means each of ABDC and the other Persons, if any, party to the Receivables Sale Agreement from time to time as a seller.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Participant” has the meaning set forth in Section 12.1(b).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Performance Guarantor or any ERISA Affiliate of Performance Guarantor sponsors or maintains, or to which Performance Guarantor or any of its ERISA Affiliates makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.
“Performance Guarantor” means AmerisourceBergen.
“Performance Undertaking” means that certain Performance Undertaking, dated as of July 10, 2003 by Performance Guarantor in favor of Seller, substantially in the form of Exhibit IX, as amended and restated on December 2, 2004, and as the same may be further amended, restated or otherwise modified from time to time.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Prime Rate” means, for any day for any Purchaser, a rate per annum equal to the prime rate of interest announced from time to time by the related Purchaser Agent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Proposed Reduction Date” has the meaning set forth in Section 1.3.
“Purchase” means an Incremental Purchase or a Reinvestment.
“Purchase Date” means each Business Day on which a Purchase is made hereunder.
“Purchase Limit” means, initially, $700,000,000, as such amount may be increased or reduced pursuant to Section 1.1(b) or (c) of the Agreement or otherwise in connection with any Exiting Purchaser or increase or decrease in the aggregate of the Commitments of each Related

Committed Purchaser. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Invested Amount.
“Purchase Limit Decrease Notice” has the meaning set forth in Section 1.1(b).
“Purchase Limit Increase Request” has the meaning set forth in Section 1.1(b).
“Purchase Notice” has the meaning set forth in Section 1.2.
“Purchase Price” means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to Seller for such Receivable Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable Purchase Date and (iii) the excess, if any, of the Net Pool Balance less the Required Reserve on the applicable Purchase Date over the aggregate outstanding amount of Aggregate Invested Amount determined as of the date of the most recent Settlement Report, without taking into account such proposed Incremental Purchase.
“Purchased Assets” means all of Seller’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing.
“Purchaser” means each Uncommitted Purchaser and/or each Related Committed Purchaser, as applicable.
“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to the Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.
“Purchaser Group” means, for each Uncommitted Purchaser (or Purchaser Agent), such Uncommitted Purchaser, its Related Committed Purchasers (if any) and its related Purchaser Agent (and, to the extent applicable, its related Funding Sources and Indemnified Parties).
“Purchasers’ Portion” means, on any date of determination, the sum of the percentages represented by the Receivable Interests of the Purchasers (other than any Exiting Purchasers).
“Ratable Share” means, for each Purchaser Group (other than those comprised of Exiting Purchasers), such Purchaser Group’s Group Commitments (excluding any Accordion Group Commitment) divided by the aggregate Group Commitments (excluding any Accordion Group Commitments) of all Purchaser Groups (other than those comprised of Exiting Purchasers).
“Rating Agency Condition” means that each Conduit Purchaser has received written notice from the rating agencies then rating its Commercial Paper that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings of such Commercial Paper; provided that, if the applicable Purchaser Agent notifies the Seller, the Servicer and the Administrator that such Conduit Purchaser is not required to obtain such notice prior to the effectiveness of such amendment, change or waiver, the “Rating Agency Condition” with respect to such Conduit Purchaser shall mean the consent of such Purchaser Agent (which consent shall only be withheld if such Purchaser Agent reasonably believes that such amendment, change or waiver would result in a withdrawal or downgrade of the then current ratings of such Commercial Paper).
“Ratings Cure” has the meaning set forth in Section 10.4(b).
“Rebate Reserve” means an amount equal to the accounting reserve for rebates on the Receivables determined in the ordinary course of business in accordance with GAAP according to policies consistently applied (and consistent with the Originators’ practices in effect on the date hereof) and reported on the Settlement Report related to, or in anticipation of, rebates affecting the Receivables.
“Receivable” means all indebtedness and other obligations owed to Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which Seller or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.
“Receivable Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Invested Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

IA x (1 +	RR	)
AIA

NPB
where:

IA	= the Invested Amount of such Receivable Interest.

AIA	= the Aggregate Invested Amount.

NPB	= the Net Pool Balance.

RR	= the Required Reserve.
Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Final Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Final Facility Termination Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Final Facility Termination Date shall remain constant at all times thereafter.
“Receivables Purchase Agreement” means this Agreement.
“Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of July 10, 2003, among each Originator and Seller, as the same may be amended, restated or otherwise modified from time to time.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Recourse Obligations” has the meaning set forth in Section 2.1.
“Reduction Notice” has the meaning set forth in Section 1.3.
“Regulatory Change” means any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws, regulations (including any applicable law, rule or regulation regarding capital adequacy) or accounting principles or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Providers) of or under any United States (federal, state or municipal) or foreign laws, regulations (whether or not having the force of law) or accounting principles by any court, governmental or monetary authority, or accounting board or authority (whether or not part of government) charged with the establishment, interpretation or administration thereof. For the avoidance of doubt, any interpretation of, or compliance, whether commenced prior to or after the date hereof, by any Indemnified Party or other Purchaser with, FAS 140 or FIN 46R by the Financial Accounting Standards Board, Statements of Financial Accounting Standards Nos. 166 and 167 and the final rule titled Risk-Based Capital Guidelines: Capital Adequacy Guidelines; Capital Maintenance; Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency or board, shall constitute a Regulatory Change.
“Reinvestment” has the meaning set forth in Section 2.2.
“Related Committed Purchaser” means each Person listed as such (and its respective Commitment) for each Uncommitted Purchaser as set forth on the signature pages of the Agreement or in any Assumption Agreement or Transfer Supplement.
“Related Security” means, with respect to any Receivable:
(i) all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv) all service contracts and other contracts and agreements associated with such Receivable,
(v) all Records related to such Receivable,
(vi) all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable and all of Seller’s right, title and interest in, to and under the Performance Undertaking,
(vii) all of Seller’s right, title and interest in and to the Demand Advances, and
(viii) all proceeds of any of the foregoing.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Required Purchaser Agents” means, at any time, two or more Purchaser Agents representing Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Purchasers; provided that the unused Commitment of any Defaulting Purchaser shall be excluded for purposes of making a determination of “Required Purchaser Agents”.
“Required Reserve” means, on any day during a Calculation Period, the product of (a) the sum of (i) the greater of (1) the Required Reserve Factor Floor and (2) the sum of the Loss Reserve and the Dilution Reserve, (ii) the Yield Reserve and (iii) the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.
“Required Reserve Factor Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 18.75% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.
“Responsible Officer” shall mean, with respect to the Seller, the Servicer, any Originator or the Performance Guarantor, the chief executive officer, president, principal financial officer or treasurer of such Person and any other Person identified on the List of Responsible Officers attached as Exhibit X hereto (as such list may be amended and supplemented from time to time) and agreed to by the Administrator.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).
“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
“Scheduled Facility Termination Date” means, for any Group Commitment (or portion thereof), the “Scheduled Facility Termination Date” set forth therefor on the signature page hereof (or in the applicable Assumption Agreement or Transfer Supplement).
“Secured Parties” means the Indemnified Parties.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller Parties” has the meaning set forth in the preamble to this Agreement.
“Servicer” means at any time the Person (which may be the Administrator) then authorized pursuant to Article VIII to service, administer and collect Receivables.
“Servicing Fee” means, for each day in a Calculation Period:
(a) an amount equal to (i) the Servicing Fee Rate times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or
(b) on and after the Servicer’s reasonable request made at any time when ABDC or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.
“Servicing Fee Rate” means 1.0% per annum; provided that if ABDC or one of its Affiliates is the Servicer, such rate shall mean 0.125% per annum.
“Servicing Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) the Servicing Fee Rate (determined assuming ABDC is not the Servicer),

times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.
“Settlement Date” means the 2nd Business Day after each Settlement Reporting Date and the applicable Facility Termination Date.
“Settlement Report” means a report, in substantially the form of Exhibit VI hereto (appropriately completed), together with the electronic backup data which is part of the spreadsheet that creates such report, furnished by the Servicer to the Administrator and each Purchaser Agent pursuant to Section 8.5.
“Settlement Reporting Date” means the 25th day of each month immediately following the Cut-Off Date (or if any such day is not a Business Day, the next succeeding Business Day thereafter) or such other days of any month as may be required, or as Administrator or any Purchaser Agent may request, in connection with Section 8.5.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letters, each Subordinated Note (as defined in the Receivables Sale Agreement), the Account Disclosure Letter and all other instruments, documents and agreements executed and delivered in connection herewith by any of the Seller Parties.
“Transfer Supplement” has the meaning set forth in Section 12.1(c).
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Uncommitted Purchasers” means each financial institution or commercial paper conduit that is a party to the Agreement, as a purchaser, or that becomes a party to the Agreement, as an “Uncommitted Purchaser” or an “Uncommitted Purchaser” pursuant to an Assumption Agreement or otherwise.
“Unmatured Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
“Walgreen Extended Term Receivables” has the meaning set forth in clause (q) of the definition of Eligible Receivable.
“Wells Fargo” means Wells Fargo Bank, National Association in its individual capacity and its successors.

“Yield” means for each Interest Period relating to a Receivable Interest funded through a Bank Rate Funding, an amount equal to the product of the applicable Yield Rate for such Receivable Interest multiplied by the Invested Amount of such Receivable Interest for each day elapsed during such Interest Period, annualized on a 360 day basis.
“Yield Rate” means, at any time (a) with respect to each Receivable Interest funded through a Bank Funding, (i) the applicable Bank Rate on such day or (ii) at any time that the Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Purchasers are then funding Receivable Interests at the Alternate Base Rate, the Alternate Base Rate on such day and (b) with respect to each Receivable Interest funded through a Liquidity Funding, the Alternate Base Rate on such day; provided that, in either case, from and after the occurrence of an Amortization Event, the Yield Rate shall be the Default Rate.
“Yield Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II
FORM OF PURCHASE NOTICE
—
Amerisource Receivables Financial Corporation
PURCHASE NOTICE
dated                     , 20
for Purchase on                     , 20
Bank of America, National Association, as Administrator
214 North Tryon Street, 21st Floor
NC1-027-21-01
Charlotte, North Carolina 28255
Attention: ABCP Conduit Group
Telephone: (980) 386-7922
Facsimile: (704) 388-9169
[Address to each Purchaser Agent]
Ladies and Gentlemen:
Reference is made to the Amended and Restated Receivables Purchase Agreement dated as of April 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) among Amerisource Receivables Financial Corporation (the “Seller”), AmerisourceBergen Drug Corporation, as initial Servicer, the various Purchaser Groups from time to time party thereto, and Bank of America, National Association, as Administrator. Capitalized terms defined in the Agreement are used herein with the same meanings.
1. The [Servicer, on behalf of the] Seller hereby certifies, represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that on and as of the Purchase Date (as hereinafter defined):
(a) all applicable conditions precedent set forth in Article VI of the Agreement have been satisfied;
(b) each of its representations and warranties contained in Article V of the Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date;
(c) no event has occurred and is continuing, or would result from the requested Purchase, that constitutes an Amortization Event or Unmatured Amortization Event;
(d) the applicable Facility Termination Date has not occurred; and

(e) after giving effect to the Purchase requested below, (i) no Related Committed Purchaser’s aggregate Invested Amount shall exceed its Available Commitment, (ii) no Purchaser Group’s Group Invested Amount shall exceed its Group Commitment, and (iii) the aggregate of the Receivable Interests shall not exceed 100%.
2. The [Servicer, on behalf of the] Seller hereby requests that the Purchasers make a Purchase on  _____  , 20 __  (the “Purchase Date”) as follows:
(a) Purchase Price: $  _____
(b) (X) Ratable Share:

(i)	Bank of America, National Association’s
	Purchaser Group:	$

(ii)	Liberty Street Funding LLC’s
	Purchaser Group:	$

(iii)	Market Street Funding LLC’s
	Purchaser Group:	$

(iv)	Victory Receivables Corporation’s
	Purchaser Group:	$

(v)	Wells Fargo Bank, National Association Corporation’s Purchaser Group:	$

(vi)	Working Capital Management Co., LP’s
	Purchaser Group:	$

[1]	For Purchases based on the Ratable Share.

(Y)	Accordion Ratable Share[2]:

(i)	Bank of America, National Association’s
	Purchaser Group:	$

(ii)	Liberty Street Funding LLC’s
	Purchaser Group:	$

(iii)	Market Street Funding LLC’s
	Purchaser Group:	$

(iv)	Victory Receivables Corporation’s
	Purchaser Group:	$

(v)	Wells Fargo Bank, National Association’s
	Purchaser Group:	$

(vi)	Working Capital Management Co., LP’s
	Purchaser Group:	$
3. Please disburse the proceeds of the Purchase as follows:
[Apply $                     to payment of Aggregate Unpaids due on the Purchase Date]. [Wire transfer $                     to the Facility Account.]

[2]	For Purchases based on the Accordion Ratable Share.

IN WITNESS WHEREOF, the Servicer, on behalf of the Seller has caused this Purchase Request to be executed and delivered as of this                     day of                     ,                     .

[AmerisourceBergen Drug Corporation, as Servicer, on behalf of:] Amerisource Receivables Financial Corporation, as Seller
By:
Name:
Title:

EXHIBIT III
PLACES OF BUSINESS OF THE SELLER PARTIES; LOCATIONS OF RECORDS
Name of Seller:
Amerisource Receivables Financial Corporation
Location of Books and Records:

Name of Location	Address/Location of Records

Chesterbrook	1300 Morris Drive, Suite 100, Chesterbrook, PA 19087
Orange	4000 Metropolitan Drive, Orange, CA 92868

Atlanta	1085 Satellite Blvd., Suwanee, GA 30024
Bethlehem	5100 Jaindl Blvd., Bethlehem, PA 18017
Birmingham	172 Cahaba Valley Pkwy., Pelham, AL 35124
Boston	101 Norfolk Street, Mansfield, MA 02048
Chicago	1001 West Taylor Road, Romeoville, IL 60446
Columbus	6305 LaSalle Drive, Lockbourne, OH 43137
Corona	1851 California Avenue, Corona, CA 92881
Dallas	501 Patriot Parkway, Roanoke, TX 76262
Denver	501 W. 44th Avenue, Denver, CO 80216
Honolulu	238 Sand Island Access Rd. #M1, Honolulu, HI 96819
Houston	12727 W. Airport Blvd., Sugar Land, TX 77478
Kansas City	11200 N. Congress Ave., Kansas City, MO 64153
Minneapolis	6810 Shady Oak Rd., Eden Prairie, MN 55344
Morrisville	120 Trans Air Drive, Morrisville, NC 27560
Orlando	2100 Directors Row, Orlando, FL 32809
Paducah	322 North 3rd Street, Paducah, KY 42001
Phoenix	1825 S. 43rd Avenue, Phoenix, AZ 85009
Richmond	9900 J.E.B. Stuart Pkwy., Glen Allen, VA 23059
Sacramento	1325 West Striker Avenue, Sacramento, CA 95834
Salt Lake City	1765 Fremont Drive, Salt Lake City, UT 84104
Seattle	19220 64th Avenue South, Kent, WA 98032
Thorofare	100 Friars Blvd., Thorofare, NJ 08086
Valencia	24903 Avenue Kearny, Valencia, CA 91355
Williamston	One Industrial Park, Williamston, MI 48895
Legal, Trade and Assumed Names:
Amerisource Receivables Financial Corporation
Corporate Information Regarding the Seller

Federal Tax Identification Number:	23-2999097
Delaware Corporation Organization Number:	3031303

III-1

EXHIBIT IV
FORM OF COMPLIANCE CERTIFICATE
To: Bank of America, National Association, as Administrator
This Compliance Certificate is furnished pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of April 29, 2010 among Amerisource Receivables Financial Corporation (the “Seller”), AmerisourceBergen Drug Corporation (the “Servicer”), the various Purchaser Groups from time to time party thereto and Bank of America, National Association, as Administrator (the “Agreement”).
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1. I am the duly elected                                          of Seller.
2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.
3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].
4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with Section 9.1(o) and certain covenants of the Agreement, all of which data and computations are true, complete and correct.
[5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:                                         ]
The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of                                         , 20__.

By:
Name:
Title:

IV-1

SCHEDULE I TO COMPLIANCE CERTIFICATE
A. Schedule of Compliance as of                     ,  _____  with Section  _____  of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
This schedule relates to the month ended:

Sch. I

EXHIBIT V
FORM OF COLLECTION ACCOUNT AGREEMENT
COLLECTION ACCOUNT AGREEMENT
                                        , 2003
[Collection Bank Name]
[Collection Bank Address]
Attn:
Fax No. (     )
Re: [Name of current Lock-Box owner]/Amerisource Receivables Financial Corporation
Ladies and Gentlemen:
Reference is hereby made to each of the [departmental] post office boxes listed on Schedule 1 hereto (each, a “Lock-Box”) of which [Collection Bank Name], a                      banking association (hereinafter “you”), has exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to the [Lock-Box Service Agreement] dated                                         , originally by and between Amerisource Bergen Drug Corporation (the “Company”) and you (the “Service Agreement”).
1. You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to account no.                                          (the “Lock-Box Account”).
2. The Company hereby informs you that it has transferred to its affiliate, Amerisource Receivables Financial Corporation, a Delaware corporation (the “Seller”) all of the Company’s right, title and interest in and to the items from time to time received in the Lock-Boxes and/or deposited in the Lock-Box Account, but that the Company has agreed to continue to service the receivables giving rise to such items. Accordingly, the Company and Seller hereby request that the name of the Lock-Box Account be changed to “Amerisource Receivables Financial Corporation.” Seller hereby further advises you that it has pledged the receivables giving rise to such items to Bank of America, National Association, as Administrator for various parties (in such capacity, the “Administrator”) and has granted a security interest to the Administrator in all of Seller’s right, title and interest in and to the Lock-Box Account and the funds therein.

3. Each of the Company and Seller hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Administrator in the form attached hereto as Annex A:
(i) the name of the Lock-Box Account will be changed to “Bank of America, National Association, as Administrator” (or any designee of the Administrator), and the Administrator will have exclusive ownership of and access to the Lock-Boxes and the Lock-Box Account, and none of the Company, Seller, nor any of their respective affiliates will have any control of the Lock-Boxes or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Boxes to the Lock-Box Account, or will redirect the funds as the Administrator may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account to the following account:

Bank Name:	Wachovia Bank, National Association
Location:	Charlotte, North Carolina
ABA Routing No.:	ABA # 053000219
Credit Account No.:	For credit to Variable Funding Capital Company LLC Account
Account Name:	CP Liability Account
Reference:	VFCC/Amerisource Receivables Financial Corporation
Attention:	Sherry McInturf, tel. (704) 715-1125
or to such other account as the Administrator may specify, (iv) all services to be performed by you under the Service Agreement will be performed on behalf of the Administrator, and (v) all correspondence or other mail which you have agreed to send to the Company or Seller will be sent to the Administrator at the following address:

Bank of America, National Association, as Administrator 214 North Tryon Street, 21st Floor
NC1-027-21-01
Charlotte, NC 28255
Attention:	ABCP Conduit Group
Facsimile:	(704) 388-9169
Telephone:	(980) 386-7922
Moreover, upon such notice, the Administrator will have all rights and remedies given to the Company (and Seller, as the Company’s assignee) under the Service Agreement. The Company agrees, however, to continue to pay all fees and other assessments due thereunder at any time.
4. In addition, as collateral security for Seller’s obligations to the Administrator and certain other persons in connection with the Receivables Purchase Agreement, Seller hereby grants to the Administrator a present and continuing security interest in (a) the Lock-Box Account, (b) all general intangibles and privileges in respect of the Lock-Box Account, and (c) all cash, checks, money orders and other items of value of Seller now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise, in your possession, under your control, or in transit to you or any of your agents, bailees or custodians in respect of the Lock-Box Account, and all proceeds of the foregoing

(collectively, “Receipts”). You hereby acknowledge and agree that (i) the Administrator has “Control” (as contemplated in §9-104 of the applicable UCC) of the Lock-Box Account and you are required to comply with the instructions of the Administrator directing disposition of the funds in the Lock-Box Account without further consent by AmeriSource Corporation, the Servicer, Seller or any affiliate thereof and (ii) you shall at all times maintain the Lock-Box Account as a “Deposit Account” (as defined in §9-102 of the applicable UCC). The Administrator hereby appoints you as the Administrator’s bailee for the Lock-Box Account and all Receipts for the purpose of perfecting the Administrator’s security interest in such collateral, and you hereby accept such appointment and agree to be bound by the terms of this letter agreement. Seller hereby agrees to such appointment and further agrees that you, on behalf of the Administrator, shall be entitled to exercise, as directed in accordance with the terms of this letter agreement, any and all rights which the Administrator may have in connection with the transactions referenced in the first paragraph of this letter agreement or under applicable law with respect to the Lock-Box Account, all Receipts and all other collateral described in this paragraph.
5. You hereby agree not to institute or join any other person or entity in instituting, any suit pursuant to Title 11, United States Code, or any similar suit or proceeding under then applicable state or federal law providing for the relief of debtors or the protection of creditors, against Seller prior to the date which is one year and one day after payment of all obligations of Seller to the Administrator (and the parties for which it is acting as agent) are paid in full. This section shall survive any termination of this letter agreement.
6. You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Administrator for the purpose of receiving funds from the Lock-Boxes are subject to the liens of the Administrator, and will not be subject to deduction, set-off, banker’s lien or any other right you or any other party may have against the Company or Seller except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.
7. You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.
8. The parties acknowledge that you may assign or transfer your rights and obligations hereunder solely to a wholly-owned subsidiary of [insert name of Collection Bank’s holding company].
9. Seller agrees to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any representation or warranty made by Seller pursuant to this letter agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and (d) any failure of Seller to pay any invoice or charge to you for services in respect to this letter agreement and the Lock-Box Account or any amount owing to you from Seller with respect thereto or to the service provided hereunder.
10. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF                     , WHICH STATE SHALL BE YOUR “LOCATION” FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE FROM AND AFTER JULY 1, 2002. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.
11. This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or is inconsistent with, any provision of the Service Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours, [NAME OF CURRENT LOCK-BOX OWNER]
By:
Name:
Title:

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION
By:
Name:
Title:

Acknowledged and agreed to as of the date first above written: [COLLECTION BANK]
By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrator
By:
Name:
Title:

ANNEX A
FORM OF NOTICE
[On letterhead of the Administrator]
[Date]
[Collection Bank Name]
[Collection Bank Address]
Attn:
Fax No. (     )
Re: [Name of current Lock-Box owner]/Amerisource Receivables Financial Corporation
Ladies and Gentlemen:
We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated                                         , 2003 (the “Letter Agreement”) among [Name of current Lock-Box Owner], Amerisource Receivables Financial Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account no.                                          identified in the Letter Agreement (the “Lock-Box Account”) maintained with you, transferred to us. The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to the account specified in Section 3(i) of the Letter Agreement, or as otherwise directed by the undersigned. You have further agreed to perform all other services you are performing under the “Service Agreement” (as defined in the Letter Agreement) on our behalf.
We appreciate your cooperation in this matter.

Very truly yours, BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrator
By:
Title:

Annex A

SCHEDULE 1
Lock-Box Post Office Address
SCH. 1

EXHIBIT VI
FORM OF SETTLEMENT REPORT
Amerisource Receivables Financial Corporation
for the Month Ended:
(Page 1)
($)
I. Portfolio Information

1. Beginning of Month Balance: (Total A/R Outstanding

2. Gross Sales (Domestic & Foreign):

3. Deduct
a. Total collections:
b. Dilution
c. Net Write Offs

d. Misc. Non-Dilutive Adj.
4.

a. Calculated Ending A/R Balance[(1) + (2) -(3 a,b,c)+3d)]:
b. Reported Ending A/R Balance
c. Difference (if any)

5. Deduct
a. Delinquent Receivables
b. Defaulted Receivables
c. Bankrupt Customers < 60 DPD
d. Intercompany/affiliate Receivables < 60 DPD
e. Foreign Receivables < 60 DPD
f. Total Government
g. Contra Relationships
h. Cross Age Test 50% > 60 DPD
i. Excess Receivables with terms 31-60 Days
j. Excess Receivables with terms 61-90 Days
k. Notes Receivables
l. Unapplied Cash (if not excluded from aging)
m. Excess Futures (>3.5% of Total AR)
n. Other Ineligibles

o. Total Ineligibles

6. Eligible Receivables [(4 b) -(5.o)]:

7. Deduct Excess Concentration:
8. Deduct Rebate Reserve
9. Net Pool Balance [(6)-(7)]:

(Page 2)
($)

				One Month	Two Months	Three Months
10.	Aging Schedule:	Current Month	%	Prior	Prior	Prior
a	Futures
b	Current
c	1-30 days Past Due
d	31-60 Days Past Due
e	Gross Balance 61-90 DPD
f	Gross Balance 91-120 DPD
g	Gross Balance 121-150 DPD
h	Gross Balance 151 + DPD
i	Bergen Credit Balance 61 + DPD
Total
II. Calculations Reflecting Current Activity

11. CP Outstanding
12. Required Reserve %
13. Required Reserve [(8) x (11)]:
14. Funding Available
15. Additional Availability or (Required Paydown)
III. Compliance

16. Asset Interest [(10) + (12)/(8)] < 100%:	Compliance	IIn
17. 3M Avg. Delinquency Ratio	Compliance	IIn
18. 3M Avg. Default Ratio	Compliance	IIn
19. 3M Avg. Dilution Ratio	Compliance	IIn
20. 1M DSO Ratio	Compliance	IIn
21. Facility Limit [(12)<= $1,050,000,000	Compliance	IIn

Amerisource Receivables Financial Corporation
For the Month Ended:
(Page 3)
($)
IV.	Excess Concentration: (Calculation)

Eligible Receivables

Allowable Percentage	Max. Allowable Balance	Credit Rating
5.50%	$0	Advance PCS
8.00%	$0	Long’s
2.50%	$0	NR/NR
3.00%	$0	A3/P3
6.00%	$0	A2/P2
11.00%	$0	A1/P1
11.00%	$0	A1+/P1

	Largest	Short-Term Debt	Allowable	Total	Allowable	Excess
	Obligors	Rating	Percentage	Receivables	Receivables	Receivables
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
Total
The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of
accordance with the Receivables Purchase Agreement dated                      and that all
representations and warranties related to such Agreement are restated and reaffirmed.

Signed:	Date:

Title:

EXHIBIT VII
FORM OF ASSUMPTION AGREEMENT
THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [_____ , 20_____], is among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION (the “Seller”), [_____], as purchaser (the “[_____] Uncommitted Purchaser”), [_____], as the related committed purchaser (the “[_____] Related Committed Purchaser” and together with the Uncommitted Purchaser, the “[_____] Purchasers”), and [_____], as agent for the Purchasers (the “[_____] Purchaser Agent” and together with the Purchasers, the “[_____] Purchaser Group”).
BACKGROUND
The Seller and various others are parties to a certain Amended and Restated Receivables Purchase Agreement dated as of April 29, 2010 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1. This letter constitutes an Assumption Agreement as defined in the Receivables Purchase Agreement. The Seller desires [the [_____] Purchasers] [the [_____] Related Committed Purchaser] to [become Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [_____] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [_____] Related Committed Purchaser hereto].
Seller hereby represents and warrants to the [_____] Purchasers as of the date hereof, as follows:
(i) the representations and warranties of the Seller contained in Section 5.1 of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;
(ii) no Amortization Event or Unmatured Amortization Event has occurred and is continuing, or would result from such transfer; and
(iii) the Facility Termination Date shall not have occurred.
SECTION 2. Upon execution and delivery of this Agreement by the Seller and each member of the [_____] Purchaser Group, satisfaction of the other conditions to assignment specified in the Receivables Purchase Agreement and receipt by the Administrator of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement] [the [_____] Related

VII-1

Committed Purchaser shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [_____] Related Committed Purchaser, hereto].
[Insert Alternate Base Rate, CP Costs, LIBO Rate and Scheduled Facility Termination Date as appropriate.]
SECTION 3. Each party hereto hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes or other indebtedness of each Conduit Purchaser, it will not institute against or join any other Person in instituting against such Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The agreements set forth in this Section 3 and the parties’ respective obligations under this Section 3 shall survive the termination hereof and of the Receivables Purchase Agreement.
SECTION 4. No Conduit shall have any obligation to pay any amounts owing under the Receivables Purchase Agreement unless and until such Conduit Purchaser has received such amounts pursuant to its portion of the Receivable Interests and such amounts are not necessary to pay outstanding commercial paper notes or other outstanding indebtedness of such Conduit Purchaser. In addition, each party hereto hereby agrees that no liability or obligation of any Conduit Purchaser under the Receivables Purchase Agreement for fees, expenses or indemnities shall constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against such Conduit Purchaser unless such Conduit Purchaser has received cash from its portion of the Receivable Interests sufficient to pay such amounts, and such amounts are not necessary to pay outstanding commercial paper notes or other indebtedness of such Conduit Purchaser. The agreements set forth in this Section 4 and the parties’ respective obligations under this Section 4 shall survive the termination hereof and of the Receivables Purchase Agreement.
SECTION 5. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.
(continued on following page)

VII-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[_____], as an Uncommitted Purchaser
By:
Name Printed:
Title:

[Address] [_____], as a Related Committed Purchaser
By:
Name Printed:
Title:

[Address] [Commitment] [_____], as Purchaser Agent for [_____]
By:
Name Printed:
Title:

[Address]

VII-3

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller
By:
Name Printed:
Title:

Consented and Agreed: BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrator
By:
Name Printed:
Title:

By:
Name Printed:
Title:

Consented and Agreed: [THE PURCHASERS]

VII-4

Exhibit VIII
Form of Transfer Supplement
with respect to
Amerisource Receivables Financial Corporation
Receivables Purchase Agreement
Dated as of [_____ __, 20__]
Section 1.

Commitment assigned:	$	___________
Assignor’s remaining Commitment:	$	___________
Invested Amount allocable to Commitment assigned:	$	___________
Assignor’s remaining Invested Amount:	$	___________
Discount (if any) allocable to Invested Amount assigned:	$	___________
Discount (if any) allocable to Assignor’s remaining Invested Amount:	$	___________
Section 2.
Effective Date of this Transfer Supplement: [_____ __, 20__]
Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in Section 12.1 of the Receivables Purchase Agreement (as defined below), from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a Related Committed Purchaser under, the Amended and Restated Receivables Purchase Agreement dated as of April 29, 2010 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among Amerisource Receivables Financial Corporation, as Seller, AmerisourceBergen Drug Corporation, as initial Servicer, Bank of America, National Association, as Administrator, and the various purchaser groups from time to time party thereto.
[Insert Alternate Base Rate, CP Costs, LIBO Rate and Scheduled Facility Termination Date as appropriate.]
Each party hereto hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes or other indebtedness of each Conduit Purchaser, it will not institute against or join any other Person in instituting against such Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The agreements set forth in this paragraph and the parties’ respective obligations under this paragraph shall survive the termination hereof and of the Receivables Purchase Agreement.

VIII-1

No Conduit Purchaser shall have any obligation to pay any amounts owing under the Receivables Purchase Agreement unless and until such Conduit Purchaser has received such amounts pursuant to its portion of the Receivable Interests and such amounts are not necessary to pay outstanding commercial paper notes or other outstanding indebtedness of such Conduit Purchaser. In addition, each party hereto hereby agrees that no liability or obligation of any Conduit Purchaser under the Receivables Purchase Agreement for fees, expenses or indemnities shall constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against such Conduit Purchaser unless such Conduit Purchaser has received cash from its portion of the Receivable Interests sufficient to pay such amounts, and such amounts are not necessary to pay outstanding commercial paper notes or other indebtedness of such Conduit Purchaser. The agreements set forth in this paragraph and the parties’ respective obligations under this paragraph shall survive the termination hereof and of the Receivables Purchase Agreement.

VIII-2

ASSIGNOR:	[_____], as a Related Committed Purchaser
By:
Name:
Title:

ASSIGNEE:	[_____], as a Related Committed Purchaser
By:
Name:
Title:
[Address]

Accepted as of date first above written: [_____], as Purchaser Agent for the [_____] Purchaser Group
By:
Name:
Title:

VIII-3

EXHIBIT IX
FORM OF AMENDED AND RESTATED PERFORMANCE UNDERTAKING
THIS AMENDED AND RESTATED PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of December 2, 2004, is executed by AmerisourceBergen Corporation, a Delaware corporation (the “Performance Guarantor”), in favor of Amerisource Receivables Financial Corporation, a Delaware corporation (together with its successors and assigns, “Recipient”). This Undertaking amends and restates that certain Performance Undertaking, dated as of July 10, 2003, by the Performance Guarantor and after the date hereof, all references in any Transaction Document to the Performance Undertaking shall be deemed references to this Undertaking.
RECITALS
1. AmerisourceBergen Drug Corporation (the “Originator”) and Recipient have entered into a Receivables Sale Agreement, dated as of July 10, 2003 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which Originator, subject to the terms and conditions contained therein, is selling and/or contributing its right, title and interest in its accounts receivable to Recipient.
2. Performance Guarantor owns one hundred percent (100%) of the capital stock of the Originator and Recipient, and Originator, and accordingly, Performance Guarantor has and is expected to continue to receive substantial direct and indirect benefits from its sale or contribution of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).
3. As an inducement for Recipient to acquire Originator’s accounts receivable pursuant to the Sale Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by Originator of its obligations under the Sale Agreement, as well as the Servicing Related Obligations (as hereinafter defined).
4. Performance Guarantor wishes to guaranty the due and punctual performance by Originator of its obligations to Recipient under or in respect of the Sale Agreement and the Servicing Related Obligations (as hereinafter defined), as provided herein.
AGREEMENT
NOW, THEREFORE, Performance Guarantor hereby agrees as follows:
Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or the Receivables Purchase Agreement (as hereinafter defined). In addition:
“Guaranteed Obligations” means, collectively: (a) all covenants, agreements, terms, conditions and indemnities to be performed and observed by Originator under and pursuant to the Sale Agreement and each other document executed and delivered by Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (b) all obligations of Originator (i) as Servicer under the Receivables Purchase Agreement, dated as of July 10, 2003 by and among Recipient, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the various Purchaser Groups from time to time party thereto, and Bank of America, National Association, as Administrator (as amended, restated or otherwise modified, the “Receivables Purchase Agreement” and, together with the Sale Agreement, the “Agreements”) or (ii) which arise pursuant to Sections 8.2, 8.3 or 13.3(a) of the Receivables Purchase Agreement as a result of its termination as Servicer (all such obligations under this clause (b), collectively, the “Servicing Related Obligations”).
Section 2. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by Originator of its Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of Originator under the Agreements and each other document executed and delivered by Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by Originator to Recipient, the Administrator, any Purchaser Agent or any Purchaser from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Administrator, any Purchaser Agent or any Purchaser in favor of Originator or any other Person or other means of obtaining payment. Should Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve Originator from performing in full its Guaranteed Obligations under the Agreements or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.
Section 3. Performance Guarantor’s Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate of Bank of America plus 2% per annum, such rate of interest changing when and as such Prime Rate changes.
Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Amortization Event, other default or omission by Originator or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from Originator, on a continuing basis, information concerning the financial condition of Originator, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.
Section 5. Unenforceability of Guaranteed Obligations Against Originator. Notwithstanding (a) any change of ownership of Originator or the insolvency, bankruptcy or any other change in the legal status of Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of Originator or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from Originator for any other reason other than final payment in full of the payment obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Originator or for any other reason with respect to Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.
Section 6. Representations, Warranties and Covenants. Performance Guarantor hereby represents and warrants to, and covenants with, Recipient that:
(a) Existence and Standing. Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a material adverse effect on its financial conditions or results of operations.
(b) Authorization, Execution and Delivery; Binding Effect. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(c) No Conflict; Government Consent. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Lien on assets of Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a material adverse effect on its financial conditions or results of operations or result in rendering any indebtedness evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired).
(d) Financial Statements. The consolidated financial statements of Performance Guarantor and its consolidated Subsidiaries dated as of December 31, 2002 and March 31, 2003 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such dates and for the periods ended on such dates. Since the later of (i) March 31, 2003 and (ii) the last time this representation was made or deemed made, no event has occurred which would or could reasonably be expected to have a material adverse effect on its financial conditions or results of operations.
(e) Taxes. Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Performance Guarantor or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of Performance Guarantor have been audited by the Internal Revenue Service through the fiscal year ended December 31, 2002. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Performance Guarantor in respect of any taxes or other governmental charges are adequate.
(f) Litigation and Contingent Obligations. Except as disclosed in the filings made by Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Performance Guarantor’s knowledge threatened against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder. Performance Guarantor does not have any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6(d).
(g) Financial Covenants. Performance Guarantor shall comply at all time with the covenants set forth in Sections 6.11 and 6.12 of the Credit Agreement as in effect on the date hereof (without giving effect to any amendment, waiver, termination, supplement or other modification thereof unless consented to by the Administrator and the Required Purchaser Agents).
Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Administrator, any Purchaser Agent or any Purchaser against Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy

Code, at law or in equity or otherwise) to the claims of Recipient, the Administrator, each Purchaser Agent and each Purchaser against Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the Federal Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against Originator that arise from the existence or performance of Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against Originator in respect of any liability of Performance Guarantor to Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Administrator, any Purchaser Agent or any Purchaser. The payment of any amounts due with respect to any indebtedness of Originator now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Originator to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.
Section 8. Termination of Performance Undertaking. Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Aggregate Unpaids are finally paid and satisfied in full and the Receivables Purchase Agreement is terminated; provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.
Section 9. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of Originator and the commencement of any case or proceeding by or against Originator under the Federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Federal Bankruptcy Code with respect to Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Originator is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.
Section 11. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which it would have received had no deduction or withholding been made.
Section 12. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.
Section 13. Successors and Assigns. This Performance Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient, the Administrator and each Purchaser Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other Person, and such other entity or other Person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the beneficiaries herein.
Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Administrator, each Purchaser Agent and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.
Section 16. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
Section 17. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
Section 18. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Conduit Purchaser, it will not institute against, or join any other Person in instituting against, Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 19. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.

IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

AMERISOURCEBERGEN CORPORATION
By:
Name:
Title:

Address:	AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, PA 19087
Attention:    J. F. Quinn
Telephone:  (610) 727-7116
Facsimile:    (610) 727-3639

EXHIBIT X
LIST OF RESPONSIBLE OFFICERS
RESPONSIBLE OFFICERS

entity	officers
	name	title
AmerisourceBergen Drug	R. David Yost	Chief Executive Officer
Corporation	Steven H. Collis	President
	Michael D. DiCandilo	Executive Vice President & Chief
	David W. Neu	Financial Officer
	John G. Chou	Senior Vice President, Operations
	Tim G. Guttman	Senior Vice President, General
	J.F. Quinn	Counsel & Secretary
	Diana P. Dunphy	Vice President & Corporate Controller
	Daniel T. Hirst	Vice President & Corporate Treasurer
Assistant Secretary
Assistant Secretary

	name	title

AmeriSource Receivables	R. David Yost	President
Financial Corporation	Michael D. DiCandilo	Executive Vice President & Chief
	John G. Chou	Financial Officer
	Tim G. Guttman	Senior Vice President, General
	J.F. Quinn	Counsel & Secretary
	Diana P. Dunphy	Vice President & Corporate Controller
	Daniel T. Hirst	Vice President & Corporate Treasurer
Assistant Secretary
Assistant Secretary

X-1

EXHIBIT XI
FORM OF INTERIM SETTLEMENT REPORT
Form of Interim Settlement Report
Amerisource Receivables Financial Corporation
For the Period Ended:
1/00/00
I. Portfolio Information

1. Reported Ending Weekly A/R Balance		$0
2. Deduct: Ineligibles Receivables	From most recent monthly report	$0
3. Eligible Receivables [(1 - 2)]:		$0
4. Deduct: Excess Concentrations		$0
5. Net Pool Balance [(3) — (4)]:		$0
6. Required Reserve %	From most recent monthly report	0.0%
7. Required Reserve $ [(5) x (6)]:		$0
8. Borrowing Availability [(5) — (7)]		$0
9. CP Outstanding:		$0
10. Asset Interest [(9 + 7) / (5)] < 100%:		$0
11. Additional Availability or (Required Paydown)		$0
The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of                      accordance with the Receivables Purchase Agreement dated                      and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signed:	Date:

Title:

EXHIBIT XII
FORM OF REDUCTION NOTICE
                    , _____
Bank of America, National Association, as Administrator
214 North Tryon Street, 21st Floor
NC1-027-21-01
Charlotte, North Carolina 28255
Attention: ABCP Conduit Group
Telephone: (980) 386-7922
Facsimile: (704) 388-9169
[Address to each Purchaser Agent]
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 (as amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Amerisource Receivables Financial Corporation, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the various purchaser groups from time to time party thereto, and Bank of America, National Association, as Administrator. Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Reduction Notice pursuant to Section 1.3 of the Receivables Purchase Agreement. The Seller desires to reduce the Aggregate Invested Amount on                     ,  _____  3 by the application of cash to pay Aggregate Invested Amount and Yield to accrue (until such cash can be used to pay commercial paper notes) with respect to such Aggregate Invested Amount, together with all costs related to such reduction of Aggregate Invested Amount, as follows:

(a)	Reduction Amount: $
(b)	(X)	Ratable Share[4]:
	(i)	Bank of America, National Association’s Purchaser Group:	$

[3]	Notice must be given at least one Business Day prior to the requested reduction date.

[4]	For reductions based on the Ratable Share.

XII-1

	(ii)	Liberty Street Funding LLC’s Purchaser Group:	$
	(iii)	Market Street Funding LLC’s Purchaser Group:	$
	(iv)	Victory Receivables Corporation’s Purchaser Group:	$
	(v)	Wells Fargo Bank, National Association’s Purchaser Group:	$
	(vi)	Working Capital Management Co., LP’s Purchaser Group:	$
(X)	Accordion Ratable Share[5]:
	(i)	Bank of America, National Association’s Purchaser Group:	$
	(ii)	Liberty Street Funding LLC’s Purchaser Group:	$
	(iii)	Market Street Funding LLC’s Purchaser Group:	$
	(iv)	Victory Receivables Corporation’s Purchaser Group:	$
	(v)	Wells Fargo Bank, National Association’s Purchaser Group:	$
	(vi)	Working Capital Management Co., LP’s Purchaser Group:	$

[5]	For reductions based on the Accordion Ratable Share.

IN WITNESS WHEREOF, the undersigned has caused this Reduction Notice to be executed by its duly authorized officer as of the date first above written.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION
By:
Name:
Title:

EXHIBIT XIII
Form of Legend
“THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD PURSUANT TO A RECEIVABLES SALE AGREEMENT, DATED AS OF JULY 10, 2003, AS THE SAME MAY FROM TO TIME TO TIME BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED, BETWEEN AMERISOURCEBERGEN DRUG CORPORATION, AS ORIGINATOR, AND AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, AS BUYER; AND UNDIVIDED, FRACTIONAL OWNERSHIP INTERESTS IN THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO VARIOUS PURCHASERS PURSUANT TO AN AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF APRIL 29, 2010, AS THE SAME MAY FROM TO TIME TO TIME BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED, AMONG AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, AS SELLER, AMERISOURCEBERGEN DRUG CORPORATION, AS INITIAL SERVICER, THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY THERETO, AND BANK OF AMERICA, NATIONAL ASSOCIATION, AS ADMINISTRATOR.”

XIII-1

EXHIBIT XIV

FORM OF PURCHASE LIMIT INCREASE REQUEST
___________ , _____
Bank of America, National Association, as Administrator
214 North Tryon Street, 21st Floor
NC1-027-21-01
Charlotte, NC 28255
Attention: ABCP Conduit Group
Facsimile: (704) 388-9169
[Address to each Purchaser Agent] — [PURCHASER AGENTS TO PROVIDE]
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 (as heretofore amended or supplemented, the “Receivables Purchase Agreement”), among Amerisource Receivables Finance Corporation, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the various purchaser groups from time to time party thereto, and Bank of America, National Association, as Administrator. Capitalized terms used in this Purchase Limit Increase Request and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Purchase Limit Increase Request pursuant to Section 1.1(b) of the Receivables Purchase Agreement. The Seller desires to increase the Purchase Limit and respective Commitments of each Purchaser Group on  _____  ,  _____  6 to the following amounts:
(a) Purchase Limit: $  _____
(b) Ratable Share of Each Purchaser Group:
(i)	Bank of America, National Association: $ _____

(ii)	Liberty Street Funding LLC: $ _____

(iii)	Market Street Funding LLC: $ _____

(iv)	Victory Receivables Corporation: $ _____

[6]	Notice must be given at least ten Business Days prior to the requested increase, and must be in a minimum amount of $50,000,000.

XIV-1

(v) Wells Fargo Bank, National Association: $  _____
(vi) Working Capital Management Co., LP: $  _____
Seller hereby represents and warrants as of the date hereof, and as of the date of this increase, as follows:
(i) the representations and warranties contained in Section V of the Receivables Purchase Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates; and
(ii) no event has occurred and is continuing, or would result from the increase proposed hereby, that constitutes an Amortization Event or an Unmatured Amortization Event.
Each Purchaser Agent shall notify the Seller and the Administrator in writing whether it consents to this increase request within ten (10) Business Days; provided that if any Purchaser Agent fails to so notify the Seller or the Administrator, the applicable Purchasers shall be deemed to have refused to consent to this increase request.

XIV-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Limit Increase Request to be executed by its duly authorized officer as of the date first above written.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION
By:
Name Printed:
Title:

XIV-3

EXHIBIT XV

FORM OF PURCHASE LIMIT DECREASE NOTICE
___________ , _____
Bank of America, National Association, as Administrator
214 North Tryon Street, 21st Floor
NC1-027-21-01
Charlotte, NC 28255
Attention: ABCP Conduit Group
Facsimile: (704) 388-9169
[Address to each Purchaser Agent] — [PURCHASER AGENTS TO PROVIDE]
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 (as heretofore amended or supplemented, the “Receivables Purchase Agreement”), among Amerisource Receivables Finance Corporation, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the various purchaser groups from time to time party thereto, and Bank of America, National Association, as Administrator. Capitalized terms used in this Purchase Limit Decrease Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Purchase Limit Decrease Notice pursuant to Section 1.1(b) of the Receivables Purchase Agreement. The Seller desires to decrease the Purchase Limit and respective Commitments of each Purchaser Group on  _____  ,  _____  7 to the following amounts:
(a) Purchase Limit: $  _____
(b) Ratable Share of Each Purchaser Group:
(i)	Bank of America, National Association: $ _____

(ii)	Liberty Street Funding LLC: $ _____

(iii)	Market Street Funding LLC: $ _____

(iv)	Victory Receivables Corporation: $ _____

[7]	Notice must be given at least ten Business Days prior to the requested decrease, and must be in a minimum amount of $50,000,000.

(v)	Wells Fargo Bank, National Association: $ _____

(vi)	Working Capital Management Co., LP: $ _____
Seller hereby represents and warrants as of the date hereof, and as of the date of this decrease, as follows:
(i) the representations and warranties contained in Section V of the Receivables Purchase Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates; and
(ii) no event has occurred and is continuing, or would result from the increase proposed hereby, that constitutes an Amortization Event or an Unmatured Amortization Event.

IN WITNESS WHEREOF, the undersigned has caused this Purchase Limit Decrease Notice to be executed by its duly authorized officer as of the date first above written.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION
By:
Name:
Title:

EXHIBIT XVI

FORM OF ACCORDION CONFIRMATION
___________ , _____
Bank of America, National Association, as Administrator
214 North Tryon Street, 21st Floor
NC1-027-21-01
Charlotte, North Carolina 28255
Attention: ABCP Conduit Group
Telephone: (980) 386-7922
Facsimile: (704) 388-9169
[Address to each Purchaser Agent]
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 (as heretofore amended or supplemented, the “Receivables Purchase Agreement”), among Amerisource Receivables Finance Corporation, as Seller, AmerisourceBergen Drug Corporation, as Servicer, the various purchaser groups from time to time party thereto, and Bank of America, National Association, as Administrator. Capitalized terms used in this Accordion Confirmation and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes an Accordion Confirmation pursuant to Section 1.1(b) of the Receivables Purchase Agreement. This Accordion Confirmation sets forth the Accordion Group Commitments as consented to by such Purchaser Group’s Purchaser Agent for the Accordion Period beginning on  _____  and ending on  _____ , and the resulting changes in the Purchase Limit and Group Commitments for such period.

XVI-1

(a) Group Commitments

	Non-Accordion	Accordion
	Group	Group	Group
Purchaser Group	Commitment	Commitment	Commitment
Bank of America, National Association	$	$
Liberty Street Funding LLC	$	$
Market Street Funding LLC	$	$
Victory Receivables Corporation	$	$
Wells Fargo Bank, National Association	$	$
Working Capital Management Co., LP	$	$
(b) Ratable Share and Accordion Ratable Share of Each Purchaser Group, expressed as a percentage:

Accordion Ratable
Purchaser Group	Ratable Share	Share
Bank of America, National Association
Liberty Street Funding LLC
Market Street Funding LLC
Victory Receivables Corporation
Wells Fargo Bank, National Association
Working Capital Management Co., LP

XVI-2

(c) Purchase Limit: $__________________
(i)	Non-Accordion Purchase Limit: $ _____

(ii)	Accordion Purchase Limit: $ _____
Seller hereby represents and warrants as of the date hereof, and as of the date of this increase, as follows:
(i) the representations and warranties contained in Section V of the Receivables Purchase Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates; and
(ii) no event has occurred and is continuing, or would result from the increase proposed hereby, that constitutes an Amortization Event or an Unmatured Amortization Event.

XVI-3

IN WITNESS WHEREOF, the undersigned has caused this Accordion Confirmation to be executed by its duly authorized officer as of the date first above written.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller
By:
Name:
Title:

AMERISOURCEBERGEN DRUG CORPORATION, as initial Servicer
By:
Name:
Title:

XVI-4

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrator
By:
Name:
Title:

XVI-5

[PURCHASER AGENT FOR INCREASING PURCHASER GROUP]
By:
Name:
Title:

XVI-6

SCHEDULE A

DOCUMENTS TO BE DELIVERED
ON OR PRIOR TO THE CLOSING DATE
1. Executed copies of the Agreement, duly executed by the parties thereto.
2. Copy of the Resolutions of the Board of Directors of each Seller Party and Performance Guarantor certified by its Secretary authorizing such Person’s execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.
3. Articles or Certificate of Incorporation of each Seller Party and Performance Guarantor certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Purchase.
4. Good Standing Certificate for each Seller Party and Performance Guarantor issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:
a. Seller: Delaware
b. Servicer: Delaware
c. Performance Guarantor: Delaware
5. A certificate of the Secretary of each Seller Party and Performance Guarantor certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person’s By-Laws.
6. A favorable opinion of legal counsel for the Seller Parties and Performance Guarantor reasonably acceptable to the Administrator and each Purchaser Agent which addresses the following matters and such other matters as the Administrator and each Purchaser Agent may reasonably request:
(a) Each of the Seller Parties and Performance Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.
(b) Each of the Seller Parties and Performance Guarantor has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such entity’s business.
(c) The execution and delivery by each of the Seller Parties and Performance Guarantor of the Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary organizational action and proceedings on the part of such entity and will not:
(i) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

Schedule A-1

(ii) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such entity; or
(iii) result in the creation or imposition of any Lien on assets of such entity or any of its Subsidiaries (except as contemplated by the Transaction Documents).
(d) Each of the Transaction Documents to which each of the Seller Parties and Performance Guarantor is a party has been duly executed and delivered by such entity and constitutes the legally valid, and binding obligation of such entity enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
(e) Neither of the Seller Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
7. The Fee Letter.
8. A Settlement Report as of March 31, 2010.

Schedule A-2